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Jacobs Engineering Group Inc.

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Notice of 2019

Annual Meeting of Shareholders and Proxy Statement

Jacobs Engineering Group Inc.

LETTER TO SHAREHOLDERS

FROM OUR CHAIR & CEO

Dear Fellow Shareholder,

Fiscal 2018 has been a tremendous year at Jacobs. We continue to successfully execute our strategy to transform Jacobs’ culture, capabilities and business portfolio to become a more innovation and technology-driven solutions company – tackling some of the world’s most critical challenges. Our strong performance has created substantial value for our employees, our customers and our shareholders, and provides a solid foundation for continuing our focus on becoming a company unlike any other.

Over a one and three-year period we have delivered total shareholder return of 33% and 108%. These returns to our shareholders place us in the top quartile of our peer group and well above the S&P 500 of 18% and 61%, respectively.

Governance and Compensation Practices

Comprehensive corporate governance oversight, combined with highly talented people executing our profitable growth strategy, is fundamental to building long-term shareholder value. Underpinning our performance is our strong focus on integrity and corporate governance, which includes a continuous review and refinement of our company practices.

Board Structure – The Board is comprised of 11 members from diverse geographic, industry, technical and business backgrounds. These different experiences and viewpoints provide for a robust governance structure which aligns with our strong emphasis on inclusion. In fact, 45% of our board is female or ethnically diverse. Elected on an annual basis under a majority voting standard, the average tenure of our Board is nine years, with four newly appointed directors within the last 5 years, including Barry L. Williams who joined the Board in December 2017 from our acquisition of CH2M HILL Companies, Ltd.

Governance and Oversight Structures – We benefit from a highly engaged Board, facilitated by frequent formal and informal meetings with Executive leadership. The Board’s engagement has expanded and evolved over the past several years in direct alignment with critical areas of importance in the business, including active participation and diligence on acquisition and divestiture opportunities and the formation of a Business Resilience Steering Group focused on Enterprise Risk reporting to the Audit Committee. Our cybersecurity leadership provides quarterly updates to the Board on our corporate wide cyber risk posture. We continue to benefit from our lead independent director Linda Fayne Levinson, ensuring independent leadership in the boardroom.

Executive Compensation – We believe in pay for performance Executive compensation that incentivizes creation and sustainment of long-term shareholder value. In fact, 76% of compensation for our named executive officers is performance-based. In last year’s annual shareholder advisory vote on “say-on-pay” we received a 96% approval. We also continue to evolve our performance-based compensation approach and will introduce non-financial based metrics for executives in fiscal 2019. These include performance and cultural based leadership behaviors such as safety, inclusion and diversity, innovation and talent management.

2019 Proxy Statement |

Value Creation Strategy

We continue to execute against our Corporate Strategy launched in 2016, and our performance through fiscal 2018 has exceeded expectations.

Build a High-Performance Culture – We are excited about the advancement of our high-performance culture this past year – an achievement that we’re particularly proud of given the global integration activities of bringing Jacobs and CH2M together. We believe culture is fundamental to driving superior long-term performance, and there are several highlights worth noting:

•

Progress on Inclusion – The diversity of our Executive Leadership Team is now at 50% overall – 40% women and 20% of diverse ethnic background – including the company’s first female Executive Vice President.

•

Strong Organizational Health – We completed our second Organizational Health Assessment with results showing an improvement of eight points over the past two years and elevating from the 3rd to 2nd quartile. We will be relentless in driving to achieve 1st quartile cultural performance.

•

Embedded Culture of Caring – Building on our BeyondZero® foundation, we have extended our focus beyond safety to a strong culture of caring, including sustainability, inclusion, security and mental health. We launched PlanBeyond, our sustainability framework to deliver on our corporate vision to “provide solutions for a more connected, sustainable world” and achieve our Global Sustainability Commitment.

•

Engaged Employee Network Groups – A key part of the integration strategy with CH2M was the engagement and empowerment of our Jacobs employee networks that embrace and reflect communities of gender, ethnicity, sexual orientation, veterans and career stages. These networks of more than 10,000 employees are driving inclusion and change on several levels. In May we held our first global summit where leaders of our network groups and executives collaborated on ways to further our efforts in this crucial area.

Transform the Core – We continue to evolve our operating model to improve business excellence, project delivery and sales effectiveness, with several critical enhancements in fiscal 2018:

•	Accountability – Appointment of two chief operating officers provided focus for driving accountability, further supporting our profitable growth strategy.

•

Technology Modernization – Significant investments in project delivery and business infrastructure improved efficiency and connectivity of our systems, supporting our employees’ productivity and work environment.

•	Performance Excellence – Continued focus on step-change improvement in project delivery resulted in a year-over-year reduction in project write-offs of 22% (or 2-year reduction of 44%).

Grow Profitably – Fiscal 2018 marked strong performance against our balanced strategy of improving our existing businesses and active portfolio management. We are on track to exceed the metrics outlined in our Strategy in December 2016.

•	Strong Financial Performance – Pro forma revenue growth of 9% and double digit pro forma operating growth across all lines of business.

•	Successful CH2M Integration – Leadership on delivering key metrics provided to our shareholders:
✓	Cost synergies exceeding initial outlook
✓	Attaining revenue synergies
✓	Surpassing EPS accretion targets
✓	On track to outperform return/IRR target

•

Focus on Innovation – Ongoing incremental investment has resulted in Jacobs Connected Enterprise gaining strong traction in customer solutions over the past two years. Recognizing the critical importance of technology and innovation in driving thought leadership and innovation into the core of our business – as well as increased margins – we named our first Chief Technology & Innovation Officer to ensure singular focus and prioritization globally.

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Our recent announcement of the divestiture of our Energy, Chemicals & Resources business demonstrates our commitment to shifting the business to higher-margin, sustained markets, providing greater focus on areas where we can accelerate profitable growth.

In summary, fiscal 2018 was another strong year of delivering against our growth strategy and creating exceptional shareholder value. We appreciate your continued investment in Jacobs and remain confident in our ability to execute against plan while maintaining our high standards of transparency and corporate governance.

We look forward to your attendance at our annual shareholder meeting on January 16, 2019 in Dallas.

Steven J. Demetriou
Chair and Chief Executive Officer

Remembering Noel Watson

Along with his family, we honor the memory of former Jacobs Chairman and CEO Noel Watson, who passed away in August at the age of 82. A great mentor and friend to many, Noel was a larger-than-life leader; a man of character who brought tireless passion, perspective and wisdom to his work. During his tenure as CEO, Noel steered the company’s growth seven-fold, from $1 billion to more than $7 billion in revenues, with corresponding profit increases.

Recruited by company founder Dr. Joseph Jacobs, Noel served the firm for more than 50 years, including more than 25 years at the helm of the company. He became President in 1987, CEO in 1992, was elected Chairman of the Board in 2006 and retired from the board in January 2017.

Foremost, Noel was a dedicated and loving husband, father and grandfather. He is survived by his wife, Phyllis, their two children and five grandchildren.

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NOTICE OF 2019

ANNUAL MEETING OF SHAREHOLDERS

When: Wednesday, January 16, 2019, at 4:30 p.m., local time

Where: 1999 Bryan Street, First Floor, Dallas, Texas 75201

We are pleased to invite you to join our Board of Directors and senior leadership at Jacobs Engineering Group Inc.’s 2019 Annual Meeting of Shareholders.

Items of Business:

1.	Election of the directors named in the Proxy Statement to hold office until the 2020 annual meeting;
2.	An advisory vote to approve the Company’s executive compensation;
3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 27, 2019; and
4.	Any other business that may properly come before the Annual Meeting.

Record Date:

The shareholders of record at the close of business on November 23, 2018 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

Proxy Voting:

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. You also have the option of voting your shares electronically on the Internet or by telephone. Voting instructions are printed on your proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials. To ensure your shares are represented at the meeting, please cast your vote by mail, telephone or Internet as soon as possible, even if you plan to attend the meeting in person.

How to Cast your Vote

Your vote is important. All shareholders who owned common stock of the Company at the close of business on the Record Date of November 23, 2018 may vote. You may vote in one of the following ways:

Vote by Internet www.proxyvote.com

Vote by Telephone 1 (800) 690-6903 Or the telephone number on your proxy card

Vote by Mail Sign, date and return your proxy or voting instruction card

Vote in Person Attend the meeting in Dallas, Texas on January 16, 2019
If your shares are held in a stock brokerage account or by a bank or other record holder, please refer to the instructions from your bank, brokerage account, or other record holder.

By order of the Board of Directors,

Michael R. Tyler

Senior Vice President, General Counsel and Corporate Secretary

  Important Notice Regarding the Availability of Proxy Materials

  for the Annual Shareholder Meeting to be Held on January 16, 2019

  The Proxy Statement and accompanying 2018 Annual Report to Shareholders are available at http://materials.proxyvote.com/469814

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2019 Proxy Statement |      v

PROXY STATEMENT

We are providing these proxy materials in connection with the 2019 Annual Meeting of Shareholders of Jacobs Engineering Group Inc. (the “Company” or “Jacobs”). This Proxy Statement and the Company’s 2018 Annual Report on Form 10-K were first made available to shareholders and the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card were first mailed to shareholders on or about December 5, 2018. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it carefully.

GENERAL

The 2019 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on Wednesday, January 16, 2019, at 4:30 p.m., local time, in the building where our principal offices are located, 1999 Bryan Street, First Floor, Dallas, Texas 75201, and at any adjournment or postponement thereof.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of the Company (the “Board of Directors” or “Board”) is soliciting your vote in connection with the Annual Meeting.

What is the purpose of the Annual Meeting?

The Annual Meeting will be the Company’s regular, annual meeting of shareholders. You will be voting on the following matters at the Annual Meeting:

Proposal Number	Description	Board Recommendation	Page Reference
1	Election of the directors named in this Proxy Statement to hold office until the 2020 annual meeting;	FOR each nominee	4

2	An advisory vote to approve the Company’s executive compensation; and	FOR	28

3	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 27, 2019.	FOR	57

How many votes can be cast by shareholders?

Each share of common stock is entitled to one vote. There is no cumulative voting. There were 142,335,347 shares of common stock outstanding and entitled to vote on November 23, 2018 (the “Record Date”).

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding shares of common stock as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the Annual Meeting if you are present at the Annual Meeting and vote in person, a proxy card or voting instruction card has been properly submitted by you or on your behalf, or you have voted electronically on the Internet or by telephone. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. A “broker non-vote” is a share of common stock that is beneficially owned by a person or entity and held by a broker or other nominee but for which the broker or other nominee (1) lacks the discretionary authority to vote on certain matters, and (2) has not received voting instructions from the beneficial owner in respect of those specific matters.

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How many votes are required to elect directors and approve the other proposals?

Proposal No. 1 (Election of Directors): Each director is elected by a majority of the votes cast with respect to such nominee in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that nominee). Abstentions and broker non-votes are not counted for purposes of the election of directors and, therefore, will have no effect on the outcome of such election.

Proposal No. 2 (Advisory Vote to Approve Executive Compensation): The approval of the advisory resolution on the Company’s executive compensation requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the advisory resolution. Broker non-votes will have no effect on the outcome of the advisory votes. The results of advisory votes are not binding on the Board of Directors.

Proposal No. 3 (Ratification of the Appointment of Ernst & Young LLP as Auditors): The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the proposal. This proposal is considered a routine matter with respect to which a broker or other nominee can generally vote in their discretion. Therefore, no broker non-votes are expected in connection with this proposal.

How do I vote by proxy?

You can vote your shares by completing and returning the proxy card or voting instruction card that was sent to you or by voting your shares electronically on the Internet or by telephone. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card or voting instruction card. Voting instructions are printed on your proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials. You are encouraged to vote by proxy as soon as possible, even if you plan to attend the Annual Meeting in person.

What if I don’t vote on some of the proposals?

If you return your signed proxy card or voting instruction card in the envelope provided to you but do not mark selections, your shares will be voted in accordance with the recommendations of the Board of Directors with respect to such selections. Similarly, when you vote electronically on the Internet and do not vote on all matters, your shares will be voted in accordance with the recommendations of the Board of Directors with respect to the matters on which you did not vote. In connection therewith, the Board of Directors has designated Mr. Steven J. Demetriou, Mr. Kevin C. Berryman and Mr. Michael R. Tyler as proxies. Shareholders that vote by telephone must vote on each matter. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, or by Internet or telephone, your shares will be voted in accordance with your instructions.

What if I hold my shares in a brokerage account or through a bank or other nominee?

If you are a beneficial owner and hold your shares in street name through a broker, bank or other nominee and do not return the voting instruction card, the broker, bank or other nominee will vote your shares on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of independent registered public accounting firms, but do not have discretion to vote on the election of directors or on any advisory vote regarding the Company’s executive compensation. You may receive multiple sets of proxy materials if you hold your shares of Company common stock in multiple ways, such as directly as a holder of record or indirectly through a broker, bank or other nominee or through the CH2M 401(k) Plan (as defined below). You are encouraged to vote all proxy cards and voting instruction cards you receive as soon as possible.

What if I hold my shares in the CH2M HILL Retirement and Tax-Deferred Savings Plan?

If your shares of Company common stock are held in the CH2M HILL Retirement and Tax-Deferred Savings Plan (the “CH2M 401(k) Plan”), you will receive a voting instruction card allowing you to instruct the trustee of the

2      | 2019 Proxy Statement

CH2M 401(k) Plan how to vote such shares. The trustee will vote the shares credited to your account in accordance with your instructions, provided the trustee determines it can do so in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”). Pursuant to ERISA, the trustee would only be prevented from voting the shares credited to your account in accordance with your instructions if the independent fiduciary of the CH2M 401(k) Plan, State Street Global Advisors (“SSGA”), deems that following the instructions would be a violation of the trustee’s fiduciary duties. To allow sufficient time for voting by the trustee of the CH2M 401(k) Plan, your voting instructions must be received by January 11, 2018 at 11:59p.m. eastern time. If you do not send instructions regarding the voting of shares in your CH2M 401(k) Plan account, or if your instructions are not received in a timely manner, SSGA will direct the trustee, in SSGA’s discretion, how to vote your shares. Please follow the instructions on your voting instruction card, which may be different from those provided to other stockholders. For the avoidance of doubt, if you are a participant in the CH2M 401(k) Plan, you may not vote directly at the Annual Meeting. You may receive multiple sets of proxy materials if you hold your shares of Company common stock in multiple ways, such as directly as a holder of record or indirectly through a broker, bank or other nominee or through the CH2M 401(k) Plan. You are encouraged to vote all proxy cards and voting instruction cards you receive as soon as possible.

Who pays for the proxy solicitation and how will the Company solicit votes?

The Company bears the expense of printing and mailing proxy materials and soliciting proxies. In addition to this solicitation of proxies by mail, the Company’s directors, officers, and other employees may solicit proxies by personal interview, telephone, facsimile, or electronic communication. These individuals will not be paid any additional compensation above their regular salaries and wages for any such solicitation. The Company will request brokers and other nominees who hold shares of common stock in their names to furnish proxy materials to the beneficial owners of such shares. The Company will reimburse such brokers and other nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a total fee of up to $20,000 plus reimbursement of expenses. MacKenzie Partners, Inc. may solicit proxies in person, by telephone or electronic communication.

Can I change or revoke my vote?

Yes. Even if you sign and return the proxy card or voting instruction card in the form provided to you, vote by telephone, or vote electronically on the Internet, you retain the power to revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting. You can revoke your proxy or change your vote at any time before that deadline by giving written notice to the Secretary of the Company, specifying such revocation. You may also change your vote by timely delivering a valid, later-dated proxy or voting instruction card or by submitting a later-dated vote by telephone or electronically on the Internet or by voting in person at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the shareholder of record, you must request, complete, and deliver a proxy from your broker, bank or other nominee.

Whom can I contact if I have questions or need assistance in voting my shares?

Please contact MacKenzie Partners, Inc., the firm assisting us in the solicitation of proxies, at:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Toll-Free: (800) 322-2885

or

Collect: (212) 929-5500

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PROPOSAL NO. 1 — ELECTION OF DIRECTORS

What are you voting on?

At the Annual Meeting, shareholders will be asked to elect eleven directors to serve on the Board of Directors. The Board of Directors has nominated Steven J. Demetriou, Linda Fayne Levinson, Joseph R. Bronson, Juan José Suárez Coppel, Robert C. Davidson, Jr., General Ralph E. Eberhart, Dawne S. Hickton, Robert A. McNamara, Peter J. Robertson, Christopher M.T. Thompson and Barry L. Williams for election as directors for one-year terms expiring at the 2020 annual meeting of shareholders. When elected, directors serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal.

If any nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director.

What is the Vote Required?

Each director is elected by a majority of the votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that nominee). The Company did not receive any shareholder nominations for any director and thus the election of directors at the Annual Meeting will be an uncontested election.

Abstentions and broker non-votes are not counted for purposes of the election of directors and, therefore, will have no effect on the outcome of the election.

The Board of Directors unanimously recommends that you vote FOR the election of each nominee.

MEMBERS OF THE BOARD OF DIRECTORS

			Committee Memberships
Director Nominees	Independent	Director Since	Audit	Human Resource and Compensation	Nominating and Corporate Governance
Steven J. Demetriou (1) Chair & CEO		2015
Linda Fayne Levinson (2) Lead Independent Director	●	1996
Joseph R. Bronson	●	2003	Chair
Juan José Suárez Coppel	●	2013		●	●
Robert C. Davidson, Jr.	●	2001			Chair
General Ralph E. Eberhart	●	2012		●	●
Dawne S. Hickton	●	2015	●		●
Robert A. McNamara	●	2017	●		●
Peter J. Robertson	●	2009		Chair
Christopher M.T. Thompson	●	2012	●	●
Barry L. Williams	●	2017	●

(1)	As Chair, Mr. Demetriou is invited to attend each Committee meeting, except to the extent that a Committee requests to meet without Mr. Demetriou present.
(2)	Ms. Fayne Levinson serves as Lead Independent Director and presides over meetings of the independent directors and is invited to attend each Committee meeting.

Summarized in the following pages are the specific experience, qualifications and background information of each director nominee that led the Board of Directors to conclude that each such person should serve on the Board of Directors.

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Director Experience Matrix

Competencies / Attributes Joseph Bronson Juan Jose Suarez Coppel Robert C. Davidson, Jr. Steven J. Demetriou General Ralph E. Eberhart Dawne S. Hickton Linda Fayne Levinson Robert A. McNamara Peter J. Robertson Christopher M.T. Thompson COMPLIANCE CONSIDERATIONS Independent Director Audit Committee Financial Expert (SEC Rules) Financially Literate (NYSE Rules) Security Clearance EXPERIENCE CEO Public Company CEO Private Company CFO Government / Military International Operations STRATEGIC COMPETENCIES Financial (Reporting, Auditing, Internal Controls) Strategy / Business Development / M&A Human Resources / Organizational Development Project Delivery Legal Risk Management / Compliance Public Company / Governance Technology

Our Directors have lived and worked around the world
The Board has a Good Balance of Industry and Sector Experience
✓Infrastructure
✓Government
✓Aerospace
✓Military
✓Oil & Gas
✓Specialty Chemical
✓Mining & Metals
✓Financial
✓Banking
✓Manufacturing
✓Environmental

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Director Biographies

Director Since 2015 Age 60 Chairman of the Board

Steven J. Demetriou

Chair and Chief Executive Officer

Mr. Demetriou brings international business perspectives and more than 35 years of experience in leadership and senior management roles to the Board, including over 15 years in the role of chief executive officer. He brings experience in a variety of industries, including metals, specialty chemicals, oil & gas, manufacturing and fertilizers, which he has gained over the course of his career. His breadth of experience is particularly valuable, given the variety of industries in which the Company’s clients operate.

Business Experience

•  Chairman and Chief Executive Officer of Aleris Corporation (2004-2015)

•  Chief Executive Officer of Aleris when it filed for Chapter 11 in 2009 and when it successfully emerged from Chapter 11 in June 2010 (2004-2015)

•  Chief Executive Officer of Noveon, Inc. (2001-2004)

•  Executive Vice President of IMC Global Inc. (1999-2001)

•  Various management positions with Cytec Industries Inc. and ExxonMobil Corporation (1981-1999)

Education

•  BS in chemical engineering from Tufts University

Public Company Boards

•  Director and member of the Compensation and Finance Committees of FirstEnergy Corp. (2017-present)

•  Chair of Kraton Performance Polymers’ Compensation Committee and a member of its Nominating and Corporate Governance Committee (2009-2017)

•  Non-Executive Chairman of Foster- Wheeler (2011-2014)

•  Chair of the Compensation Committee and a member of the Nominating / Corporate Governance Committee of OM Group (2005-2015)

Private Boards & Community Involvement

•  Co-Chairman of US-Saudi Arabian Business Council

•  Board Member of US Chamber of Commerce

•  Board Member of Cuyahoga Community College Foundation

•  Member of Dallas Citizen’s Council

•  Member of Dallas Regional Chamber

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Director Since 2015 Age 60 Chairman of the Board

Linda Fayne Levinson

Lead Independent Director

Ms. Fayne Levinson’s diverse experience as a consultant, a line executive and a venture investor across a range of industries brings in-depth knowledge of strategy, innovation, technology and operations to the Board of Directors. Her service on the boards of many global companies, including her service as a Chair of a board, a lead director and as Chair of Compensation and Nominating and Governance committees, provides the Board insight regarding compensation strategies and other corporate governance matters, both of which are key areas of focus in today’s corporate environment.

Business Experience

•  Partner of GRP Partners, a venture capital firm (1997-2004)

•  President of Fayne Levinson Associates (1994-1997)

•  Executive at Creative Artists Agency (1993)

•  Partner at Wings Partners (1989-1992)

•  Senior Vice President of American Express Travel Related Services Co., Inc. (1984-1987)

•  McKinsey & Company (1972-1981; Elected Partner 1978)

Education

•  BA from Barnard College

•  MA from Harvard University

•  MBA from New York University, Leonard N. Stern School of Business

Public Company Boards

•  NCR Corporation (Chair of the Compensation Committee) (1997-present)

•  Hertz (2012-2017); Chair of the Board (2014-2016); Chair of Nominating and Governance Committee (2014); Chair of the Compensation Committee (2015-2016)

•  Member of the Board of Ingram Micro, Inc. (2004-2016); Chair of the Compensation Committee

•  Western Union (2006-2016); Chair of Compensation Committee (2006-2012); member of the Audit Committee

•  DemandTec (2005-2008)

•  Lastminute.com, plc (1999-2002)

•  Overture Services Inc. (1998-2003)

•  CyberSource Inc. (1997-2001)

•  Genentech (1991-1998)

Private Boards & Community Involvement

•  Director, Kount, Inc. (Fintech)

•  Director, ClearPath Robotics, Canada

•  Director, Knotel, Inc.

•  Director, BitPesa

•  Member, McKinsey New Venture Advisory Council

•  Member of the U.S. Advisory Board of CVC Capital Partners

•  Senior Advisor, RRE Ventures, NY

•  Former Trustee at Barnard College and chairs the Investment Committee

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Independent Director Since 2003 Age 70 Board Committee: Audit (Chair)

Joseph R. Bronson

Principal and Chief Executive Officer of The Bronson Group, LLC., Strategic Advisor of Cowen and Company

Mr. Bronson brings accounting expertise and familiarity with financial statements, financial disclosures, auditing and internal controls to the Board from his prior service as Chief Financial Officer of Applied Materials, Inc. His senior management level experience at large publicly traded companies also brings to the Board additional perspective regarding the day-to-day operations of large organizations as well as corporate best practices.

Business Experience

•  Principal and Chief Executive Officer of The Bronson Group, LLC

•  Strategic Advisor of Cowen and Company (2014-present)

•  Advisory Director to GCA/Savvian, LLC (2011-2014)

•  Chief Executive Officer of Silicon Valley Technology Corporation (2009-2010)

•  President and Chief Operating Officer of Sanmina-SCI (2007-2008)

•  Co-Chief Executive Officer and Director of Form Factor (2004-2007)

•  Executive Vice President and Chief Financial Officer of Applied Materials, Inc. (1998-2005)

•  Various executive management and general management positions at Applied Materials, Inc. (1984-1998)

Education

•  BS from Fairfield University

•  MBA from University of Connecticut

•  Certified Public Accountant and a member of the American Institute of CPAs

•  Registered Investment Advisor and holder of Series 63 and Series 7 credentials from the Financial Industry Regulatory Authority (FINRA) from 2011 to present

Public Company Boards

•  Director of Maxim Integrated Products, Inc. (2007-present)

•  Director of PDF Solutions, Inc. (2014- present)

Private Boards & Community Involvement

•  Trustee of Fairfield University, Fairfield, Connecticut

•  Regent of Santa Clara University, Santa Clara, California

•  Regent of Loyola Marymount University, Los Angeles, California

•  Chair of the Advisory Board at the Leavey School of Business at Santa Clara University, Santa Clara, California

•  Trustee of Bellarmine College Preparatory School, San Jose, California and past Chair of the Board of Trustees

•  Director of Siltectra, Dresden, Germany

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Independent Director Since 2013 Age 59 Board Committee: Human Resource and Compensation Nominating and Corporate Governance

Juan José Suárez Coppel

Former General Director (Chief Executive Officer) of Petróleos Mexicanos

Mr. Suárez Coppel provides solid expertise in the oil and gas industry, which is particularly valuable given the Company’s customers in this industry. He also brings extensive knowledge and experience in finance matters and his experience as an executive brings perspective on management and operational matters to the Board. His background in international operations also assists the Board in light of our growing international presence.

Business Experience

•  General Director (Chief Executive Officer) of Petróleos Mexicanos (2009- 2012)

•  Chief Financial Officer of Petróleos Mexicanos (2001-2006)

•  Chief of Staff of Mexico’s Secretary of Finance and Public Credit (2000-2001)

•  Co-Head of Equity Derivative Trading at Banamex (1991-1995)

•  Senior leadership positions at Grupo Televisa and Grupo Modelo (1991-1995)

•  Consultant for Petroleos Ebano

Other Professional Experience

•  Served as a professor of economics at Brown University and the Universitat Autónoma de Barcelona

Education

•  Graduate of the Instituto Tecnológico Autónomo in Mexico City

•  Ph.D. in economics from the University of Chicago

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Independent Director Since 2001 Age 73Board Committee:Nominating and CorporateGovernance (Chair)

Robert C. Davidson, Jr.

Former Director, Chairman and Chief Executive Officer of Surface Protection Industries, Inc.

Mr. Davidson brings strong leadership, knowledge and experience of strategic and financial matters to the Board from his expertise founding and building private companies serving national and international markets during his 30-year career at Surface Protection Industries, Inc., including his service as chief executive officer and chairman. He also brings to the Board important knowledge of public company governance through his service on multiple public company boards, including service on compensation committees.

Business Experience

•  Chairman and Chief Executive Officer of Surface Protection Industries, Inc. (1977-2007)

•  President of R Davidson and Associates (2007 to Present)

•  Vice President of Urban National Corporation (1972-1974)

•  Management Consultant at Cresap, McCormick & Paget (1969-1972)

Education

•  BA from Morehouse College

•  MBA in Marketing and Finance from the University of Chicago

•  Honorary Doctorate of Laws from Morehouse College

Public Company Boards

•  Broadway Financial Corporation (2003-present)

•  Chair of Compensation Committee

•  Chair of Internal Asset Review Committee

•  Member of Governance Committee

•  Member of Risk & Compliance Committee

Private Boards & Community Involvement

•  Chairman of the Board of Trustees of the Art Center College of Design, Pasadena, California

•  Board of Directors of Cedars-Sinai Medical Center, Los Angeles, California

•  Board member of the Smithsonian American Art Museum, Washington, DC

•  Board member of The Ray Charles Foundation, Los Angeles, California

•  Chairman Emeritus of the Board of Trustees of Morehouse College

•  Member of the Advisory Council at the University of Chicago Graduate School of Business

•  Previously served on boards of numerous other organizations, including Children’s Hospital, Los Angeles; LA Chamber of Commerce; Weingart Center for the Homeless, L.A.; among others

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Independent Director Since 2012 Age 71Board Committees:Human Resource and CompensationNominating and Corporate Governance

General Ralph E. Eberhart (USAF, Retired)

Director, Chairman and President of Armed Forces Benefit Association

General Ralph E. Eberhart brings valuable leadership and management skills developed through his military service. His 36-year military career provides the Board with valuable experience and knowledge of government and the military, which is particularly valuable given the Company’s government and military contracts.

Business & Military Experience

•  Former General Officer of the United States Air Force (1997-2005)

•  Numerous high-level command and staff positions within the Air Force (1968-2005)

•  Former Commander of the North American Aerospace Defense Command (NORAD) (2002-2005)

•  Former Commander of Air Combat Command and U.S. Space Command (1999-2002)

Education

•  United States Air Force Academy

Public Company Boards

•  Director of Rockwell Collins
(2007-2018)

•  Director of Triumph Group, Inc.
(2010-present)

•  Director of VSE Corporation
(2007-present)

Private Boards & Community Involvement

•  Trustee, Air Force Academy Endowment

•  Director, Segs4Vets

•  Director, Terma North America Inc.

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Independent Director Since 2015 Age 61Board Committees:AuditNominating and Corporate Governance

Dawne S. Hickton

Former Director, Vice Chair, President and Chief Executive Officer of RTI International Metals, Inc.

Ms. Hickton provides a wealth of proven business leadership experience with a CEO’s perspective, and advanced strengths in project management and engineering expertise. Her background as a senior officer in a publicly traded company for nearly two decades is particularly valuable to the Board, as it lends a contemporary understanding of how to engage with the Company’s stakeholders, in addition to driving a strong growth agenda.

Business Experience

•  President of Cumberland Highstreet Partners (2016-present)

•  Chairman of the Federal Reserve Bank of Cleveland (January 2018-present)

•  Deputy Chair of the Federal Reserve Bank of Cleveland (2012 to January 2018)

•  Chief Executive Officer of RTI International Metals, Inc.
(2007- 2015)

Education

•  Graduate of the University of Rochester

•  JD from the University of Pittsburgh School of Law

Public Company Boards

•  Board member, Chair of the Audit Committee and member of the Nominating & Corporate Governance Committee and Executive Committee of Triumph Group (2015-present)

•  Board member and member of the Risk Committee, Strategic Committee and Audit Committee of Haynes International Inc. (2017-present)

•  Director of FNB Corporation
(2006-2013)

Private Boards & Community Involvement

•  Board member of Smithsonian’s National Air and Space Museum

•  Board member of The Wings Club

•  Director of Corporate Angel Network

•  Member of the University of Pittsburgh’s Board of Trustees, serving on the Student Affairs, Technology & Innovation, and Property & Facilities Committees

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Independent Director Since 2017 Age 64Board Committees:AuditNominating and Corporate Governance

Robert A. McNamara

Retired Group Chief Risk Officer of Lendlease Corporation (ASX)

Mr. McNamara has over 35 years of experience managing global businesses in the development, design and delivery of projects in the government, institutional, infrastructure and industrial sectors in senior management positions. He has been responsible for ensuring Lendlease achieves world’s best practices in risk management and operational excellence. He also oversaw Lendlease’s Building, Engineering, and Services businesses in Australia. Prior to this, Mr. McNamara was Chief Executive Officer Americas of Lendlease.

Business Experience

•  Group Chief Risk Officer, Lendlease Corporation (2014-2017)

•  Chief Executive Officer, Americas of Leadlease (2010-2014)

•  Chairman and Chief Executive Officer of Penhall/LVI International (PLI) (2006-2010)

•  Senior Group President of Fluor Corporation (1996-2006)

•  President and Chief Operating Officer of Marshall Contractors (1977-1996)

Education

•  Bachelor’s degree in Economics from Brown University

•  Completed the Consortia 1 Program at Thunderbird International Business School

•  Certification as a Public Board Director from the UCLA Anderson School of Management

Public Company Boards

•  Board member of UDR, Inc.
(2014-present)

Private Boards & Community Involvement

•  Past Board member of the US China Business Council

•  Past Chairman for the Construction Industry Institute’s Technology Implementation Task Force

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Independent Director Since 2009 Age 71Board Committees:Human Resource and Compensation (Chair)

Peter J. Robertson

Former Director and Vice Chairman of the Board of Directors of Chevron Corporation

Mr. Robertson brings vital knowledge and experience to the Board in the oil and gas industry from his 36-year career at Chevron Corporation, which is particularly important given the number of the Company’s customers in the energy and refining sector. He also brings valuable international experience in developed and developing countries, including interactions with governments at the highest levels, from his executive experience and the multiple chairmanship and director positions he has held and currently holds. Mr. Robertson also has extensive experience on the boards of not-for-profit entities with global reach and public company boards as well as important accounting know-how and experience with public company financial statements, disclosures and accounting rules from his service as Chief Financial Officer of Chevron USA.

Business Experience

•  Executive Vice President, Director and Vice Chairman of Chevron Board (2002-2009)

•  President of Chevron’s worldwide exploration, production and global gas businesses (2002-2004)

•  President of Chevron’s overseas exploration and production businesses (2000-2002)

•  President of Chevron’s North America exploration and production businesses (1996-2000)

•  President of Chevron’s natural gas processing business (1990-1994)

•  Chief Financial Officer of Chevron USA (1985-1990)

Education

•  BS in Mechanical Engineering from the University of Edinburgh

•  MBA from the University of Pennsylvania, Wharton School, where he was a Thouron Scholar

Public Company Boards

•  Vice Chairman of the Board for Chevron Corporation (2002-2009)

•  Director of Sasol Limited, chair of Capital Investment Committee, and member of Nomination and Governance Committee and Remuneration Committee (2012-present)

•  Director, Dynegy Inc. (1996-2000)

Private Boards & Community Involvement

•  Director, Sylvan Source, Inc. (2016-present)

•  Co-chairman of the US Saudi Arabian Business Council (2009-2018)

•  Chairman of the World Affairs Council of Northern California (2009-2018)

•  Chairman of the US Energy Association (2006-2008)

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Independent Director Since 2012 Age 70Board Committees:AuditHuman Resource and Compensation

Christopher M.T. Thompson

Former Chairman and Chief Executive Officer of Gold Fields Ltd.

Mr. Thompson has an extensive background in the mining industry, providing strong knowledge of and management and operational experience in this area to the Board, which is particularly valuable given the Company’s customers in this industry. Mr. Thompson also provides knowledge of the biotechnology industry, which is also important given the Company’s customers in that industry. His international experience brings to the Board additional perspective regarding the day to day operations of large organizations as well as corporate best practices.

Business Experience

•  Director, Chairman and Chief Executive Officer of Gold Fields Ltd. (1998-2005)

•  Chairman of the World Gold Council (2002-2005)

•  Founder and Chief Executive Officer of Castle Group Ltd. (1992-1998)

Education

•  Bachelor’s degree in law and economics from Rhodes University, South Africa

•  Master’s degree in management studies from Bradford University, U.K.

Public Company Boards

•  Board member of Royal Gold, Inc. (2013-present)

•  Board member of Teck Resources Limited (2003-2015)

•  Board member of Golden Star Resources Ltd. (2010-2015)

•  Board member of various portfolio companies of Castle Group
(1985-1999)

Private Boards & Community Involvement

•  Board member of The Colorado School of Mines Foundation (2013-2017)

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Independent Director Since 2017 Age 74Board Committees:Audit

Barry L. Williams

Retired Managing General Partner of Williams Pacific Ventures, Inc.

Mr. Williams brings valuable business and leadership skills to the Board from his career leading an investment and consulting company. He has accounting expertise and experience serving as a member of public and private company boards, including service on audit committees. Mr. Williams understands the engineering industry and provides the Board with a valuable perspective, having served as a board member of recently acquired CH2M HILL Companies, Ltd. for more than 20 years.

Business Experience

•  Managing General Partner of Williams Pacific Ventures (1986-2014)

•  President and CEO of American Management Association International (2000-2001)

•  Senior Mediator for JAMS/Endispute (1993-2002)

•  Visiting Lecturer, University of California (1993-2000)

Education

•  BA from Harvard University

•  MBA from Harvard Business School

•  JD from Harvard Law School

Public Company Boards

•  Navient (2000-present)

•  PG&E Corporation (1996-2017)

•  Simpson Manufacturing Co. (1994-2015)

•  R.H. Donnelly Corp. (1998-2010)

•  Ameron International Corporation (2010-2011)

Private Boards & Community Involvement

•  Director, CH2M HILL Companies, Ltd. (1995-2017)

•  Trustee, Sutter Health (1992-present)

•  Trustee, Northwestern Mutual Life Insurance Company (1986-2016)

•  Management Leadership for Tomorrow

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CORPORATE GOVERNANCE

Highlights

Jacobs has a strong track record of integrity and corporate governance practices that promote thoughtful management by its officers and Board of Directors to facilitate profitable growth while strategically balancing risk to maximize long-term shareholder value. Below is a summary of certain information about our Board of Directors and governance best practices employed by the Company:

SIZE OF BOARD 11	AVERAGE DIRECTOR TENURE IN YEARS 9	BOARD MEETINGS HELD IN FISCAL 2018 5

NUMBER OF INDEPENDENT DIRECTORS 10	PERCENT FEMALE OR ETHNICALLY DIVERSE 45%	NEW DIRECTORS IN THE LAST FIVE YEARS 4

Corporate Governance Best Practices

✓      BoardComprised of 91% Independent Directors

✓     Commitmentto Board Refreshment (Four New Directors in Past Five Years)

✓      HighlyEngaged Lead Independent Director

✓     AnnualElection of Directors

✓     MajorityVoting for Directors

✓      MandatoryAnti-Corruption Compliance Training for Directors

✓     Codeof Ethics for Directors, Officers & Employees

✓     AnnualSelf-Evaluations by Board and each Committee

✓      RigorousDirector Selection Process

✓      SubstantialBoard oversight of strategic objectives, including mergers and acquisition activity

✓     DirectorAttendance at Board & Committee Meetings >99%

✓      FullyIndependent Committees

✓      ComprehensiveRisk Oversight by Full Board and Committees

✓     ExtensiveStockholder Engagement Efforts

✓     StockOwnership Guidelines for Directors and Executive Officers

✓      RegularEnterprise Risk Management Reviews by Board and Committees

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The Board’s Role in Risk Oversight

The Board of Directors oversees the Company’s risk management function. It oversees a Company-wide approach to risk management, designed to enhance long-term shareholder value, support the achievement of strategic objectives and improve organizational performance. The Board determines the appropriate level of risk for the Company, assesses the specific risks faced by the Company and reviews the steps taken by management to manage those risks. The Board’s involvement in setting the Company’s business strategy also facilitates these assessments and reviews, culminating in the development of a strategy that reflects the consensus of the Board and management as to appropriate levels of risk and the appropriate measures to manage those risks.

Through this framework, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategy and the implementation of that strategy, including financial, legal/compliance, operational/strategic, health and safety, and compensation risks. The Board also considers risk when evaluating proposed transactions and other matters presented to the Board, including acquisitions and financial matters. For example, in fiscal 2017, the Board held six special Board meetings in connection with the acquisition of CH2M Hill Companies, Ltd. (“CH2M”) that was completed in the first fiscal quarter of 2018. Following fiscal 2018, the Board held two special meetings and an additional executive session in connection with the pending sale of the Company’s Energy, Chemicals and Resources business announced in the first fiscal quarter of 2019. In addition, the independent directors discuss risk management during executive sessions without management present.

While the Board maintains the ultimate oversight responsibility for the risk management process, its Committees oversee risk in certain specified areas:

•

Audit Committee: Addresses financial risk, including internal controls, and discusses the Company’s risk profile with the Company’s independent registered public accounting firm. The Audit Committee also reviews potential violations of the Company’s various codes of ethics and related corporate policies.

•

Human Resource and Compensation Committee: Periodically reviews compensation practices and policies to consider whether they encourage excessive risk taking, including an annual review of management’s assessment of the risk associated with the Company’s compensation programs covering its employees, including executives, and discusses the concept of risk as it relates to the Company’s compensation programs.

•

Nominating and Corporate Governance Committee: Oversees risks associated with the independence of directors and Board nominees and assists the Board in overseeing the activities with respect to compliance and business practice matters, including the Company’s corporate governance policies.

Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant Committee or the Board, as appropriate, including regular reports on significant Company projects, with additional review or reporting on risks being conducted as needed or as requested by the Board and its Committees.

Board Leadership Structure

The Board’s leadership is comprised of:

•	Chair of the Board and CEO: Steven J. Demetriou
•	Lead Independent Director: Linda Fayne Levinson
•	Audit, Human Resource and Compensation and Nominating and Corporate Governance Committees: Composed entirely of independent directors

Currently, the Board is led by Mr. Demetriou as Chair, a position he has held since July 2016, and Ms. Fayne Levinson as Lead Independent Director, a position she has also held since July 2016.

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In a process led by the Lead Independent Director and the Chair of the Nominating and Corporate Governance Committee, the Board evaluates the appointment and role of the Chair on an annual basis. The Board has determined that having Mr. Demetriou serve as Chair provides significant advantages to the Board and the Company, as it allows the Board to benefit from his knowledge of the Company’s business and market opportunities and risks and also facilitates communications and relations with other members of senior management. The Board also believes that having Mr. Demetriou serve as Chair is advantageous to the Company when working with clients in certain areas of the world in which the title of Chair is significant.

Because the Board believes that strong independent Board leadership is a critical aspect of effective corporate governance, the Board has established the position of Lead Independent Director. The Board also believes that a Lead Independent Director, who has the responsibilities set forth in the Company’s Corporate Governance Guidelines, provides independent leadership, oversight and benefits for the Company and Board that would be provided by an independent Chair. Responsibilities of the Lead Independent Director include:

✓      Servingas the independent directors’ central point of communication with the Chair and CEO;

✓      Presidingat meetings of the Board at which the Chair and CEO is not present, including executive sessions of independent directors;

✓      Approvingthe schedule of Board meetings and meeting agendas, working with the Chair and CEO;

✓      Attendingmeetings of all Committees of the Board;

✓      Workingwith the Chair of the Nominating and Corporate Governance Committee and Chair and CEO on the Board succession and refreshment process;

✓      Workingwith the Chair of the Nominating and Corporate Governance Committee to conduct the annual Board self-evaluation;

✓      Workingwith the Chair and CEO to support appropriate compliance with Board policies;

✓      Proactivelyengaging with the Chair and CEO as a key advisor on emerging issues and alternative courses of action;

✓      Callingspecial meetings of the Board and/or meetings of the independent directors;

✓      Togetherwith the Chair of the Human Resource and Compensation Committee and Chair of the Nominating and Corporate Governance Committee, evaluating the performance and compensation of the Chair and CEO;

✓     Participatingin shareholder outreach and communications; and

✓      Meetingwith various Company constituencies on behalf of the Board or the Company.

The Nominating and Corporate Governance Committee leads the process of the Board’s evaluation of the selection, role and term of the Lead Independent Director on an annual basis.

Board Composition

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board on an annual basis the appropriate skills and characteristics required of members in the context of the current make-up of the Board. This process enables them to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve. This assessment takes into consideration all factors deemed relevant by the Nominating and Corporate Governance Committee, including the following factors:

•	Independence: The Board must be comprised of a majority of independent directors.

•

Relevant Skills and Experience: The assessment of skills and characteristics of Board members takes into account all skills and experience deemed relevant by the Committee, including those summarized in the Director Experience Matrix on page 5, among others. For incumbent directors, past performance on the Board of Directors and its Committees is also taken into consideration. For new director candidates, the assessment also takes into account the ability and willingness of the director candidate to serve on the Board for five to seven years.

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•

Diversity: The Board believes it should encompass individuals with diverse backgrounds and perspectives. In accordance with this guideline, the Nominating and Corporate Governance Committee considers the diversity of viewpoints, backgrounds, experience and other demographics in evaluating and considering potential director candidates. Diversity is an important consideration in the director nomination process because the Board believes that people of different genders, experiences, ages, races and ethnic backgrounds can contribute different, useful perspectives, while collaborating effectively to further the Company’s mission. This policy is included in the Company’s Corporate Governance Guidelines.

The Board of Directors and the Nominating and Corporate Governance Committee consider the qualifications and attributes of directors and director candidates individually, as well as in the broader context of the Board’s overall composition and the Company’s current and future needs, to ensure that the Board as a whole possesses the requisite combination of skills, professional experience and diversity of backgrounds and perspectives.

Independence of Directors

The Board of Directors has adopted Board of Directors Guidelines for Determining the Independence of its Members, which are accessible by following the link to “Corporate Governance” on the Company’s website at www.jacobs.com. The Board of Directors has affirmatively determined that each person who served as a member of the Board of Directors during fiscal 2018, other than Mr. Demetriou, is independent under Section 303A.02 of the NYSE listed company manual and the Company’s independence guidelines. Each member of each Committee of the Board is also independent (as defined by the applicable NYSE rules).

In addition, as further required by the NYSE’s listed company manual and the Company’s Independence Guidelines, the Board of Directors has made an affirmative determination that no relationship, whether immaterial or material, exists between any independent director and the Company that would prevent a director from being independent. In making this determination, the Board considered the facts described below.

Mr. Davidson is an officer of Gamma Zeta Boulé Foundation and Sigma Pi Phi Professional Fraternity. The Company has made annual contributions to these organizations during the last three fiscal years. Such amounts did not exceed $7,500 in any fiscal year. During fiscal 2015, Ms. Hickton was Vice Chair, President and CEO of RTI International Metals, Inc. (“RTI”), which has been a client of the Company. The payments by RTI to the Company for any fiscal year were substantially less than two percent of the consolidated gross revenues of RTI. Mr. McNamara was previously Global Chief Risk Officer & COO — Australia businesses of Building, Engineering, and Services of Lendlease Corporation Limited (“Lendlease”), which has been a client of the Company. The payments by Lendlease to the Company for any fiscal year were substantially less than two percent of the consolidated gross revenues of Lendlease.

Until February 2018, Mr. Robertson served as the U.S. co-chairman of the US-Saudi Arabian Business Council, an organization to which the Company makes $20,000 in annual cash contributions and also supports conferences. In February 2018, Mr. Demetriou succeeded Mr. Robertson in this role as the co-chairman. The total amount contributed by the Company to the US-Saudi Arabian Business Counsel over the last five years is approximately $70,000. Mr. Robertson is also on the Board of Sasol Ltd., which is a client of the Company. After a review of the facts, using its business judgment, the Board of Directors determined that these relationships did not compromise the independence of Mssrs. Davidson, McNamara and Robertson or Ms. Hickton.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for recommending the selection of director nominees to the Board. Once potential candidates are identified, including those candidates nominated by shareholders and/or identified by outside advisors or search firms, the Chair of the Nominating and Corporate Governance Committee, the Lead Independent Director and the Chair and CEO review the backgrounds of those candidates with the Nominating and Corporate Governance Committee. Final candidates are then chosen and interviewed by non-management directors and executive management of the Company.

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Based on the interviews, the Nominating and Corporate Governance Committee then makes its recommendation to the Board of Directors. If the Board of Directors approves the recommendation, the candidate is nominated for election. With regard to procedures for shareholder nominations of directors for election, please see the requirements described below under “Shareholders’ Proposals.” The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders in accordance with these procedures.

Mr. Williams was appointed to the Board in December 2017 in connection with the Company’s acquisition of CH2M. Prior to the acquisition, Mr. Williams served on the Board of CH2M and was the chair of its audit committee.

Committees of the Board of Directors

The Board of Directors has three standing committees: the Audit Committee, the Human Resource and Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

  Members:*

  - Joseph R. Bronson (Chair)

  - Dawne S. Hickton

  - Robert A. McNamara

  - Christopher M.T. Thompson

  - Barry L. Williams+

* Each member is independent and financially literate and qualifies as an audit committee financial expert

+ New member appointed to Committee in January 2018

Primary responsibilities include monitoring and overseeing the:

•       Integrityof the Company’s financial statements

•       Independentauditor’s qualifications and independence

•       Performanceof the Company’s internal audit function and independent auditors

•       Complianceby the Company with legal and regulatory requirements

Meetings in Fiscal 2018: 9 Committee Member Attendance: 98%

Committee Charter: The Audit Committee’s current charter is available by following the links to “Corporate Governance” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance — Availability of Documents.”

Human Resource and Compensation Committee

Members:* - Peter J. Robertson (Chair) - General Ralph E. Eberhart - Juan José Suárez Coppel - Christopher M.T. Thompson * Each member is independent

Primary responsibilities include:

•       Establishing,recommending, and governing all compensation and benefits policies for executive officers

•       Establishingand overseeing policy and protocol involved in the granting of all equity compensation

•       Overseeingthe design and administration of the Company’s employee benefit plans

•       Overseeingthe adoption and administration of key human resources processes and programs

Meetings in Fiscal 2018: 5 Committee Member Attendance: 100%

Committee Charter: The Human Resource and Compensation Committee’s current charter is available by following the links to “Corporate Governance” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance — Availability of Documents.”

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Compensation Committee Interlocks and Insider Participation: During the last completed fiscal year, no member of the Compensation Committee was an officer or employee of the Company, was a former officer of the Company, nor had a relationship with the Company requiring disclosure as a related party transaction under Item 404 of Regulation S-K. None of the Company’s executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served as a member of the Company’s Board of Directors or on the Compensation Committee.

Nominating and Corporate Governance Committee

  Members:*

  -Robert C. Davidson, Jr. (Chair)

  - Juan José Suárez Coppel

  - General Ralph E. Eberhart

  - Dawne S. Hickton

  - Robert A. McNamara+

* Each member is independent

+ New member appointed to Committee in January 2018

Primary responsibilities include:

•     Identifying for the Board of Directors qualified candidates to serve as directors of the Company

•     Establishing for the Board corporate governance policies, principles and guidelines

•     Overseeing the Annual Self-Evaluation of the Board

•     Establishing and recommending to the Board outside director compensation

•     Overseeing the Company’s compliance programs

Meetings in Fiscal 2018: 5 Committee Member Attendance: 100%

Committee Charter: The Nominating and Corporate Governance Committee’s current charter is available by following the links to “Corporate Governance” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance — Availability of Documents.”

Corporate Governance Guidelines

The Company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. The Company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its shareholders.

The Board of Directors has approved Corporate Governance Guidelines for the Company, which are reviewed and updated on an annual basis. The Corporate Governance Guidelines are available by following the links to “Corporate Governance” on the Company’s website at www.jacobs.com or upon written request, as described below under “Corporate Governance — Availability of Documents.” The Corporate Governance Guidelines address the following matters:

✓	The role of the Board to provide oversight, counseling and direction to the Company’s management in the interest of the Company and its shareholders;

✓	Frequency of meetings of the Board (5-6 regular meetings per year);

✓	The requirement that the Board of Directors be comprised of a majority of independent directors;

✓	Guidelines for evaluating and nominating director nominees, including relevant skills, experience and diversity;
✓	Guidelines for determining director independence;

✓	Director and executive officer stock ownership guidelines;

✓	Conflicts of interests;

✓	Majority voting in uncontested elections of directors;

✓	Limits the number of public company boards on which non-management directors may serve to four;

✓	Committees of the Board, including assignment of directors to committees and appointment of committee chairs;

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✓	The requirement that the Audit, Human Resource and Compensation, and Nominating and Corporate Governance Committees of the Board of Directors be comprised entirely of independent directors;

✓	The requirement that directors attend in person all regularly scheduled Board and Committee meetings unless required by illness or other extenuating circumstances;

✓	Executive sessions of the Board of Directors wherein non-management directors meet as a group without the presence of management directors;

✓	Orientation for new directors and continuing education for Board members;
✓	The selection, roles and responsibilities of the Chair and Chief Executive Officer and the Lead Independent Director;

✓	The requirement that the performance of the Chair and Chief Executive Officer be evaluated annually and reviewed by the non-management directors;

✓	Succession planning;

✓	Annual Board self-evaluation; and

✓	Other matters uniquely germane to the work and responsibilities of the Board of Directors.

Director Education

The Board recognizes the importance of director continuing education and is committed to provide such education in order to enhance both Board and Committee performance. Accordingly, as noted in the Company’s Corporate Governance Guidelines, the Company regularly provides the Board with education programs, presentations and briefings on topics relevant to the Company, its business and risk profile. In addition, each year the Board engages a third-party provider to host an educational program for members of the Board on matters relevant to the Company or relating to duties and responsibilities of directors. Directors are also encouraged to attend at least one outside educational program each year on any subjects pertaining to the directors’ responsibilities such as “directors’ colleges.” Additionally, new directors must participate in the Company’s orientation program for new directors.

Annual Performance Evaluations

The Nominating and Corporate Governance Committee, together with the Lead Independent Director, coordinates annual Board performance evaluations and periodic individual director reviews. The Chairs of each of the Committees coordinate annual performance evaluations of their respective Committees.

Attendance at Meetings of the Board and its Committees and the Shareholder Meeting

Overall director attendance at meetings of the Board and its Committees was 99% during fiscal 2018. Each individual director attended at least 75% of all meetings of the Board and all Committees on which they serve during fiscal 2018. Board members are expected to attend annual meetings of shareholders. All of the members of our Board attended the 2018 annual meeting of shareholders.

Code of Ethics

In addition to the Corporate Governance Guidelines, the Board of Directors has adopted the following other codes, guidelines, and policies:

✓	Code of Business Conduct and Ethics for Members of the Board of Directors;

✓	Code of Ethics for the Chief Executive Officer and Senior Financial Officers; and

✓	Code of Conduct.

These documents, along with the Corporate Governance Guidelines, serve as the foundation for the Company’s system of corporate governance. They provide guidance for maintaining ethical behavior, require that directors and employees comply with applicable laws and regulations, prohibit conflicts of interest, and provide mechanisms for reporting violations of the Company’s policies and procedures.

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In the event the Company makes any amendment to, or grants any waiver from, a provision of the code of ethics that applies to the principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules, the Company will disclose such amendment or waiver and the reasons therefore on its website at www.jacobs.com.

Stock Ownership Guidelines

In an effort to more closely align the Company’s non-management directors’ financial interests with those of our shareholders, the Board of Directors has established stock ownership guidelines for non-management directors. Under these guidelines, the Company’s non-management directors are expected to own equity in the Company (including common stock, restricted stock or restricted stock units) valued at a minimum of five times their annual cash retainer. Non-management directors are restricted from selling any shares of common stock during any period in which they have not met these ownership guidelines. As of the end of fiscal 2018, all non-management directors exceeded these guidelines or were within the five-year period from their appointment date, at the time of which they are expected to meet the guidelines.

Similarly, the Company has established stock ownership guidelines for senior management. Under these guidelines, the Company’s senior management is expected to own equity in the Company (including common stock, restricted stock or restricted stock units, but excluding unvested performance share units or unexcised options) within 3-5 years of entering their respective positions valued as follows:

Position	Multiple of Base Salary
Chair and CEO	6x
EVP/Presidents of Lines of Business	3x
Other Senior Management (SVPs)	2x

Members of senior management are not required to purchase shares of common stock to reach the applicable threshold, but are restricted from selling any shares of common stock during any period in which they have not met these ownership guidelines. This restriction does not apply to the withholding of shares to satisfy tax withholding requirements. As of the end of fiscal 2018, all named executive officers (or NEOs) exceeded their respective guidelines.

Contacting the Board of Directors

Generally — All communications required by law or regulation to be relayed to the Board of Directors are relayed promptly after receipt by the Company. Any communications received by management from shareholders which have not also been sent directly to the Board of Directors will be processed as follows: (1) if the shareholder specifically requests that the communication be sent to the Board, the communication will then be promptly relayed to the Board of Directors; and (2) if the shareholder does not request that the communication be sent to the Board of Directors, then management will promptly relay to the Board all communications that the management of the Company, using its best business judgment, determines should be relayed to the Board.

Contacting the Full Board of Directors — Any shareholder, employee or interested party who desires to communicate with the Board of Directors may do so by writing to The Board of Directors, c/o Corporate Secretary, Jacobs Engineering Group Inc., 1999 Bryan Street, Suite 1200, Dallas, Texas, 75201, in an envelope marked confidential.

Contacting Non-Management Directors — Any shareholder, employee or interested party who desires to communicate with the Company’s non-management directors may do so as follows:

✓	Confidentially or anonymously through the Company’s Integrity Hotline, +1 (844) 543-8351;

✓	By writing to Lead Independent Director, c/o Corporate Secretary, Jacobs Engineering Group Inc., 1999 Bryan Street, Suite 1200, Dallas, Texas, 75201, in an envelope marked confidential; or

✓	By sending an email to LeadIndependent.Director@Jacobs.com.

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Contacting the Audit Committee — Any shareholder, employee or interested party may submit at any time a good faith complaint regarding any questionable accounting, internal accounting controls, or auditing matters concerning the Company without fear of dismissal or retaliation of any kind. Employees are encouraged to report their concerns and complaints to the Company’s senior management, to the Vice President, Internal Audit, or to the Audit Committee of the Board of Directors. Confidential, anonymous reports may be made as follows:

✓	Through the Company’s Integrity Hotline, +1 (844) 543-8351;

✓	By writing to the Chair of the Audit Committee, c/o Corporate Secretary, Jacobs Engineering Group Inc., 1999 Bryan Street, Suite 1200, Dallas, Texas, 75201, in an envelope marked confidential; or

✓	By sending an email to Audit.Committee@Jacobs.com.

Availability of Documents

The full text of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics for Members of the Board of Directors, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, the Code of Conduct, the Committee Charters, the Board of Directors Guidelines for Determining the Independence of its Members, and the other corporate governance materials described in this Proxy Statement are accessible by following the link to “Corporate Governance” on the Company’s website at www.jacobs.com.

The Company will furnish without charge a copy of any of the foregoing documents to any person making such a request in writing and stating that he or she is a beneficial owner of common stock of the Company. Requests should be addressed to: Jacobs Engineering Group Inc., 1999 Bryan Street, Suite 1200, Dallas Texas 75201, Attention: Corporate Secretary.

Compensation of Directors

Determination of Non-Employee Director Compensation

Each year, the Board determines non-employee director compensation based upon the recommendation of the Nominating and Corporate Governance Committee. In making a recommendation, the Nominating and Corporate Governance Committee considers market data for the Company’s peer group, which is the same peer group used for the Company’s executive compensation benchmarking, and input from FW Cook, the independent consultant retained by the Nominating and Corporate Governance Committee regarding market practices for director compensation.

The Nominating and Corporate Governance Committee intends to set non-employee director compensation levels at or near the market median relative to directors at companies of comparable size, industry, and scope of operations. This ensures directors are paid competitively for their time, commitment and responsibilities, which enables us to attract and retain highly qualified directors. During fiscal 2018, the independent consultant conducted a review of director compensation levels relative to the Company’s peer group and recommended certain changes to ensure the program remains aligned with median competitive practices, including increasing the cash retainer from $110,000 to $115,000 and the annual equity value from $135,000 to $150,000. The Board approved these changes effective January 2018. Directors who are employees of the Company or its affiliates do not receive separate compensation for their board activities.

Additional Director Compensation for Periods of Unusually High Activity

Based on the recommendation of the independent consultant, during fiscal 2018 the Board adopted a policy under which non-employee directors may be compensated for periods of unusually high Board or committee activity. The intention of this policy is to provide additional compensation for periods of unusual activity only and not for ordinary course of business. The Corporate Governance Guidelines state that the number of regularly scheduled Board meetings per year will be five or six and the new policy provides that beginning with the ninth meeting in a fiscal year, the Company will pay an additional $2,000 special fee for each additional meeting to the non-employee directors. In the event the Board forms a special committee, the Company will pay the additional

2019 Proxy Statement |      25

$2,000 special fee beginning with the fifth special committee meeting. During fiscal 2018, the Company did not pay any special fees under this new policy, as the Board and all committees except the Audit Committee held fewer than nine meetings.

Director Compensation During Fiscal 2018

Cash Retainers. The Company paid non-management directors a cash retainer of $110,000 per year through the first fiscal quarter of 2018 and $115,000 per year thereafter. In addition, the Lead Independent Director receives an additional cash retainer of $100,000 per year, and the Chair of each Committee receives an additional cash retainer of $20,000 per year.

Equity. For fiscal 2018, the Board set the annual equity value to be awarded to non-management directors at approximately $150,000 and, accordingly, granted each non-management director an award of 2,162 restricted stock units (“RSUs”) on January 18, 2018. Such grants were made pursuant to the Jacobs Engineering Group Inc. 1999 Outside Director Stock Plan, as amended and restated (the “1999 Outside Director Plan”). Each RSU grant vests upon the earlier of (i) the next annual shareholder meeting or (ii) the one-year anniversary of the grant date. If the Company pays a cash dividend on its outstanding common stock, RSUs will be credited with cash dividend equivalent rights (“Dividend Equivalents”) which are paid to such director upon the vesting of the RSU and distribution of the underlying share of common stock as described below in the section entitled “Executive Compensation—Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table—Payment of Dividends and Dividend Equivalent Rights”. Each director also receives cash dividends with respect to each outstanding restricted stock award (“RSA”) as and when paid to shareholders of common stock. Additionally, non-management directors are eligible to participate in the Jacobs Director Deferral Plan, pursuant to which each director may defer all or a portion of such director’s cash retainer or RSUs.

The table below sets forth the compensation earned by each of the Company’s non-management directors during fiscal 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Joseph R. Bronson	133,750	150,021	—	5,856	289,627
Juan José Suárez Coppel	113,750	150,021	—	1,056	264,827
Robert C. Davidson, Jr.	133,750	150,021	—	8,256	292,027
General Ralph E. Eberhart	113,750	150,021	—	1,056	264,827
Dawne S. Hickton	113,750	150,021	—	1,056	264,827
Linda Fayne Levinson	213,750	150,021	—	9,456	373,227
Robert A. McNamara	113,750	150,021	—	1,056	264,827
Peter J. Robertson	133,750	150,021	—	1,056	284,827
Christopher M.T. Thompson	113,750	150,021	—	1,056	264,827
Barry Williams (5)	90,435	150,021	—	—	240,456

(1) Represents fees earned during fiscal 2018.

(2) Represents the grant date fair value of the grants of RSUs under the 1999 Outside Director Plan during fiscal 2018 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). The aggregate number of shares of restricted stock and restricted stock units outstanding at September 28, 2018, for each non-management director was as follows: J. Bronson — 22,971; J. Suárez Coppel — 7,471, R. Davidson — 26,971; R. Eberhart — 8,971; D. Hickton — 4,471; L. Fayne Levinson — 28,971; R. McNamara — 2,162; P. Robertson — 11,971; C. Thompson — 8,971; and B. Williams — 2,162.

(3) The Company has not granted options to non-management directors since fiscal 2016. The aggregate number of options outstanding at September 28, 2018, for each non-management director was as follows: J. Bronson —

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7,875; J. Suárez Coppel — 14,500; R. Davidson — 24,500; R. Eberhart — 18,000; D. Hickton — 7,500; L. Fayne Levinson — 27,000; R. McNamara — 0; P. Robertson — 28,500; C. Thompson — 18,000; and B. Williams — 0.

(4) Represents dividend payments on restricted stock awards (“RSAs”) during fiscal 2018 as well as dividend payments on restricted stock units (“RSUs”) that vested during the fiscal year. These amounts do not include accumulated dividend equivalent rights on vested RSUs, as applicable, that have not yet been distributed for each non-management director as follows: J. Bronson — $11,528; J. Suárez Coppel — $4,778; R. Davidson —$11,528; R. Eberhart — $6,128; D. Hickton — $2,078; L. Fayne Levinson — $11,528; R. McNamara — $0; P. Robertson — $8,828; C. Thompson — $6,128; and B. Williams — $0.

(5) Mr. Williams was appointed to the Board in December 2017.

Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “estimates”, “intends”, and “will” and similar words are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although such statements are based on management’s current estimates and expectations and/or currently available data, forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause our actual results to differ materially from what may be inferred from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those listed in Item 1A — Risk Factors in the Company’s 2018 Annual Report on Form 10-K. The Company does not undertake any obligation to release publicly any revisions or updates to any forward-looking statements.

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PROPOSAL NO. 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

What are you voting on?

As required by Section 14A of the Securities Exchange Act of 1934, as amended, this proposal seeks a shareholder advisory vote to approve the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative disclosures).”

As an advisory vote, this proposal is not binding on the Company, the Board of Directors, or the Human Resource and Compensation Committee (the “Compensation Committee”), and will not be construed as overruling a decision by the Company, the Board, or the Compensation Committee or creating or implying any additional fiduciary duty for the Company, the Board, or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the opinions that shareholders express in their votes and will consider the outcome of the vote when making future compensation decisions.

At our 2017 annual meeting of shareholders, our shareholders approved, on an advisory basis, a frequency of every year for casting advisory votes approving our executive compensation. After the Annual Meeting, our next advisory vote on executive compensation will occur at our 2020 annual meeting of shareholders.

What is the Vote Required?

The approval of the advisory resolution on the Company’s executive compensation requires the affirmative vote of a majority of shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the advisory resolution. Broker non-votes will have no effect of the outcome of the advisory vote.

The Board of Directors unanimously recommends that you vote FOR the advisory resolution approving the Company’s executive compensation.

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COMPENSATION COMMITTEE REPORT

The Human Resource and Compensation Committee of the Board of Directors reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on such review and discussion, the Human Resource and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement. The Board has approved that recommendation.

December 5, 2018	Peter J. Robertson, Chair
General Ralph E. Eberhart
Juan José Suárez Coppel
Christopher M.T. Thompson

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Compensation Discussion and Analysis (“CD&A”)

Executive Summary

As one of the world’s largest and most diverse providers of technical professional and construction services, we operate with a pay-for-performance philosophy in a challenging, highly competitive, and rapidly evolving global environment. Our named executive officers (“NEOs”) for fiscal 2018 were:

Name	2018 Position
Mr. Steven J. Demetriou	Chair and Chief Executive Officer (“CEO”)
Mr. Kevin C. Berryman	Chief Financial Officer (“CFO”)
Mr. Terence D. Hagen*	President, Aerospace, Technology, Environmental and Nuclear (ATEN)
Mr. Joseph G. (“Gary”) Mandel**	Executive Vice President, Integration Management Office
Mr. Robert V. Pragada*	President, Buildings, Infrastructure and Advanced Facilities (BIAF)

* Mr. Hagen and Mr. Pragada were each promoted to Chief Operating Officer effective October 1, 2018.

** Mr. Mandel’s position changed to Special Advisor to the Chair and CEO effective October 1, 2018.

How did we perform?	✓	Our 2018 revenue grew 9% on a pro forma basis and gross margin increased over 100 basis points
	✓	Successful CH2M integration, exceeding synergy targets
	✓	Global commitment to Inclusion and Diversity to drive shareholder value
	✓	Announced sale of ECR business to focus on higher margin, higher growth businesses

What did we change for 2018?	✓	Increased base salaries for NEOs (other than the CEO and CFO) between 3% and 5%, consistent with market data from our peer group and other market survey information
	✓	Adopted an Executive Severance Plan that provides severance benefits to certain key executives
	✓	Implemented variable compensation metrics tied to the achievement of cost synergy targets for the NEO overseeing the integration of the CH2M acquisition
✓

Fiscal 2018 equity grants provide for accelerated vesting in the event the holder is involuntarily terminated without cause to incentivize senior management during periods of uncertainty leading up to the CH2M acquisition and subsequent integration

How do we determine pay?	✓	Design pay programs to reward executives for positive Company and business unit results, mitigate material risks and align with stockholder interests equity-based long-term incentive awards
	✓	Set pay levels commensurate with performance and the need to attract and retain high quality talent
✓

Consider many factors, including the advice of the Compensation Committee’s independent compensation consultant, internal pay equity among executives and the alignment of total pay opportunity and pay outcomes with performance and with external market data

How did we pay our NEOs?	✓	Payouts aligned with our fiscal 2018 performance
	✓	Base salaries reflect each NEO’s role, responsibility and experience and the market conditions
✓

Annual cash incentive payouts ranged from 119% to 154% of target based on achievement of Company and business area performance objectives; two NEOs earned additional cash incentive payouts for performance related to the acquisition of CH2M

✓

Long-term equity incentives granted at target levels using a portfolio of performance-based restricted stock units (“PSUs”) and time-based restricted stock units (“RSUs”). PSUs vest based on our EPS Growth and 50% based on our ROIC over a three-year performance period

	✓	No off-cycle equity awards or excessive perquisites for any of our NEOs

How do we address risk and governance?	✓	Provide an appropriate balance of short- and long-term compensation, with payouts based on the Company’s achievement of certain financial metrics and specific business area objectives
✓

Follow practices that promote good governance and serve the interests of our stockholders, with maximum payout caps for annual cash incentives and long-term performance awards, and policies on clawbacks, anti-pledging, anti-hedging, insider trading and stock ownership

✓ ✓

Solicit “say-on-pay” shareholder vote annually at shareholder meeting

Our Board, through the Human Resource and Compensation Committee, periodically conducts a risk assessment of our compensation policies and practices with the assistance of an independent compensation consultant

Why you should approve the say-on-pay proposal	✓	Fiscal 2018 performance continued to support long-term stockholder value
	✓	Fiscal 2018 incentive payouts for our NEOs aligned with Company performance
	✓	Our pay program is aligned with stockholder interests, emphasizing achievement of strategic objectives over the long term
	✓	Our pay practices are tied to robust risk management and corporate governance

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Our Executive Compensation Philosophy

Our vision is to provide superior customer value through a long-term, relationship-based approach and solid returns to our shareholders through profitable growth. The Compensation Committee has a compensation philosophy that drives this vision by attracting and retaining highly qualified employees and motivating them to deliver value to our customers and shareholders. Accordingly, our executive compensation program is pay-for-performance based, intending to:

✓	Provide executives with base salary compensation that is competitive with the market;

✓

Reward executives for superior annual Company performance through our Management Incentive Plan (“MIP”), a short-term cash incentive program that places a substantial component of pay at risk, with specific measures and targets assigned to each participant based on their role in the Company; and

✓	Incentivize senior management through the use of long-term equity-based awards that align our executives’ interests with those of our shareholders.

Our Executive Compensation Program and Practices

Our Compensation Committee believes that our executive compensation program is appropriately designed to advance shareholder interests. The key components and associated purposes of our compensation program are as follows:

Component Purpose Performance Metric and Description Short-Term/Annual Base Salary Provides the security of a competitive fixed cash payment Reviewed annually by the Compensation Committee and adjusted based on competitive practices and individual performance Management Incentive Plan ("MIP") Encourages superior performance and accountability by tying payouts to achievement of pre-established metrics assigned to participants based on their role in the Company Metrics used for fiscal 2018 include: "Consolidated/Line of Business Operating Profit "DSO* "GM in Backlog* "Achievement of cost synergy targets in connection with the CH2M integration (for one NEO) Long-Term Performance-Based Restricted Stock Units ("PSUs") Aligns interests of executives with long-term shareholder interests. Retains executives and motivates them to build shareholder value over the life of the grants For fiscal 2017 and fiscal 2018 grants, metrics used: "Earnings Per Share ("EPS") Growth - focuses on profitability and financial disciplines "Return on Invested Capital ("ROIC") - aligns with our strategy by motivating managers to focus on increasing efficiency and capturing whether magnitude of profitability is appropriate for investments made Metrics for performance-based awards in fiscal 2016 were EPS Growth and relative total shareholder return ("TSR") compared to the Company's peer group. Awards vest and distribute after three years of performance, if performance targets are met. Time Based Restricted Stock Units ("RSUs") Retains executives and motivates them to build shareholder value over the life of the grants Awards vest ratably, generally over four years.

*See page 38 for DSO and GM in Backlog definitions.

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We remain committed to executive compensation practices that drive performance and that align the interests of our leadership team with the interests of our shareholders. Below is a summary of best practices that we have implemented and practices we avoid with respect to the compensation of our NEOs.

WHAT WE DO	WHAT WE DO NOT DO

☑ Pay-for-Performance — A significant majority of our executives’ target compensation is at risk, including compensation that is stock based and/or performance based, tied to pre-established performance goals aligned with our short- and long-term objectives.

☒ No Tax Gross-Ups — We do not have tax reimbursements or gross-ups on severance payments. See “— Other Benefits and Policies — Perquisites” below.

☑ Compensation Recoupment Policies — We have a clawback policy that applies when inaccurate financial statements have affected incentive award payments to executive officers. This policy is further described under “—Clawback Policy” below.

☒ No Pension Plans or Special Retirement Programs for Executive Officers — We do not have a pension plan or supplemental retirement plan for executive officers.
☑ Stock Ownership Guidelines — Our Board has established robust stock ownership guidelines applicable to our Board members and executives as described under “—Stock Ownership Guidelines” below.

☒ No Excessive Perquisites — We do not offer excessive executive perquisites such as personal use of airplanes at the Company expense, Company-provided autos or auto allowances (except for expatriates) or payment of club dues.

☑ Thorough Compensation Benchmarking — The Compensation Committee reviews publicly available information to evaluate how our NEOs’ compensation compares to that of executives in comparable positions at other companies as described under “— Assessing Compensation Competitiveness” below.

☒ No Speculative Trading — Board members and executive officers are prohibited from short-selling our stock and buying or selling puts and calls of our stock. See “—Insider Trading and Policy on Hedging or Pledging of Stock” below.

☑ Independent Compensation Consultant — The Compensation Committee benefits from its use of an independent compensation consulting firm, which provides no other services to the Company.

☒ No Hedging — Board members and executive officers are prohibited from engaging in hedging transactions that could eliminate or limit the risks and rewards of owning our stock. See “—Insider Trading and Policy on Hedging or Pledging of Stock” below.

☑ Annual Pay-for-Performance Review — With the help of its independent compensation consultant, the Compensation Committee annually analyzes the difficulty of meeting our performance goals and the alignment of realizable pay and performance to ensure that our incentive programs are working as intended.

☒ No Use of Jacobs Stock as Collateral for Margin Loans — Board members and executive officers are prohibited from using our stock as collateral for any margin loan. See “—Insider Trading and Policy on Hedging or Pledging of Stock” below.

☑ Vesting Conditions on Dividend Equivalents — We impose the same vesting conditions on dividend equivalents as on the underlying RSUs.

☑ Executive Severance Plan with “Double Trigger” Change in Control Benefits—Recognizing the prevalence of severance plans among our peers and the need to attract and retain talented executives, in fiscal 2018 we adopted an Executive Severance Plan that provides severance benefits to certain key executives in the event of either (i) a qualifying involuntary termination of employment unrelated to a change in control or (ii) a qualifying termination of employment during the two-year period following a change in control.

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The Compensation Decision Process

The Compensation Committee directly retains the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee currently engages the services of FW Cook (the “Independent Consultant”), a national executive compensation consulting firm, to review and provide recommendations concerning all of the components of the Company’s compensation programs. The Independent Consultant performs services on behalf of the Compensation Committee and has no relationship with the Company or management except as it may relate to performing such services. the Independent Consultant also advises the Nominating and Corporate Governance Committee on outside director compensation. The Compensation Committee has assessed the independence of the Independent Consultant, pursuant to the rules of the SEC and the NYSE and concluded that the Independent Consultant is independent and no conflict of interest exists with respect to the services provided by the Independent Consultant to the Compensation Committee.

During fiscal 2018, the CEO and other members of our senior executive team worked with the Compensation Committee to help ensure that our executive compensation programs are competitive, ethical, and aligned with the Company’s values. For fiscal 2018, compensation decisions for the NEOs (other than our CEO) were made by the Compensation Committee after consultation with the CEO, and the compensation decision with respect to our CEO was approved by the full Board upon recommendation from the Compensation Committee.

Assessing Compensation Competitiveness

The Compensation Committee, with the help of the Independent Consultant, annually compares each element of compensation to that of an industry peer group. For fiscal 2018, as part of its annual review, the Compensation Committee determined that the peer group should be comprised of (1) construction and engineering firms that are direct competitors with the Company for business and executive management talent or (2) companies that provide consulting or technical services to government and large commercial clients. In addition, to be included, a company would need to be generally within one-third to three times the size of the Company in terms of revenue and market capitalization, evaluated annually.

Similar to prior years, in order to assess compensation competitiveness compared to the peer group, the Independent Consultant utilized comparative data disclosed in publicly available proxy statements, other documents filed with the SEC, and data from a comprehensive database of pay information developed by Willis Towers Watson regarding the industry specific and general industry group in which the Company competes for talent.

The following chart shows our fiscal 2018 industry peer group, including relevant size and performance data to illustrate the Company’s relative position.

Most Recently Available Four Quarters ($M)				Employees		Market Capitalization as of 9/30/18 ($M)
Revenues		Net Income
Northrop Grumman	$26,774	Raytheon	$2,398	DXC Technology	150,000	Raytheon	$58,952
Raytheon	$25,959	Northrop Grumman	$2,238	AECOM Tech	87,000	Northrop Grumman	$55,262
DXC Technology	$24,602	DXC Technology	$1,851	Jacobs	80,000	Hallliburton	$35,662
Hallliburton	$23,271	L-3 Communications	$889	Northrop Grumman	70,000	DXC Technology	$26,294
AECOM Tech	$19,706	Textron	$870	Raytheon	64,000	Textron	$17,754
Fluor	$19,677	KBR	$500	Fluor	56,706	L-3 Communications	$16,654
Textron	$14,239	Leidos	$442	Hallliburton	55,000	Jacobs	$10,856
Jacobs	$14,985	Booz Allen Hamilton	$339	SNC-Lavalin	52,448	Leidos	$10,408
Quanta Services	$10,162	Quanta Services	$315	Textron	37,000	Fluor	$8,170
Leidos	$9,991	Jacobs	$163	Quanta Services	32,800	SNC-Lavalin	$7,153
L-3 Communications	$9,821	Fluor	$252	EMCOR	32,000	Booz Allen Hamilton	$7,073
SNC-Lavalin	$7,990	EMCOR	$244	Leidos	31,000	AECOM Tech	$5,251
EMCOR	$7,754	SNC-Lavalin	$241	L-3 Communications	31,000	Quanta Services	$4,983
Booz Allen Hamilton	$6,296	AECOM Tech	$141	Booz Allen Hamilton	24,639	EMCOR	$4,370
KBR	$4,276	Hallliburton	$98	KBR	20,000	KBR	$2,973
75th Percentile	$22,380		$884		62,177		$24,159
Median	$12,200		$390		44,724		$9,289
25th Percentile	$8,448		$246		31,250		$5,707
Jacobs Percentile*	50%		36%		86%		50%

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* Percentile rank calculation includes Jacobs.

Source: Standard & Poor’s Capital IQ.

For fiscal 2018, as part of its annual review, the Compensation Committee, in consultation with the Independent Consultant, added Halliburton to the peer group and removed CH2M due to its acquisition by Jacobs. For fiscal 2019, the Compensation Committee, in consultation with the Independent Consultant, maintained the current peer selection criteria and group size used in fiscal 2018. Based on that criteria, Cognizant Technology Solutions and Parker-Hannifin were added to the peer group and Chicago Bridge & Iron was removed from the peer group due to its acquisition by McDermott International.

Shareholder Engagement and Say-on-Pay

In evaluating the Company’s executive compensation program, the Compensation Committee considers the results of the advisory vote on the “say-on-pay” proposal. At the Company’s 2018 annual meeting, 95.9% of the voting shares approved the proposal. This followed similar results from the Company’s 2017 annual meeting, where 96.4% of the voting shares approved the proposal. The Compensation Committee believes these results, which show a significant improvement over the 80.9% approval received at the Company’s 2016 annual meeting, were due to positive changes made to the Company’s executive compensation program in fiscal 2016 and carried forward.

Members of executive leadership and our Board frequently engage with shareholders and host open, ongoing dialogues around corporate governance matters, including executive compensation. Taking into account the positive support received in both 2017 and 2018 after instituting changes to the compensation program in 2016, the Compensation Committee believes the Company provides a competitive pay-for-performance package that effectively incentivizes and retains executives.

Compensation Elements

During fiscal 2018, the Compensation Committee utilized findings by the Independent Consultant to determine that the Company’s executive compensation program continued to be both reasonable in relation to competitive pay levels and appropriate in supporting business objectives and a positive performance-based culture. As reflected in the charts below, variable/at risk compensation represents the majority of the total target direct compensation of our CEO and other NEOs.

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Total target direct compensation refers to base salary, short-term incentive compensation (measured at target for the fiscal year) and long-term equity incentive compensation based on grant date fair values (measured at target for PSUs and RSUs). In determining the executive’s overall compensation, the Compensation Committee takes into account the absolute and relative value of each component and the overall mix. As with prior years, the Compensation Committee generally allocated the long-term incentive awards with 60% of the values as PSUs and 40% of the values as RSUs.

The above charts represent our fiscal 2018 total target direct compensation arrangements for our CEO and our other NEOs, including Mr. Mandel’s additional bonus opportunity tied to achieving cost synergy targets related to the integration of the CH2M acquisition, but excluding Mr. Pragada’s additional cash incentive payment received in recognition of his leadership role in the due diligence process, negotiations in connection with the CH2M acquisition and its successful closure, as Mr. Pragada’s payment was a special cash bonus and not part of his fiscal 2018 target direct compensation.

Base Salary

In setting the base salaries of our NEOs, the Compensation Committee utilizes information provided by its Independent Consultant to determine the competitiveness of base salaries compared to the industry peer group and market survey data.

The Compensation Committee also considers the fact that the Company provides limited perquisites. This stems from the Compensation Committee’s belief that focusing on the three core elements of compensation (base salary and short- and long-term incentive compensation) results in a more transparent and easier-to-administer pay system and is more consistent with the Company’s culture. For example, the Company’s currently available retirement program in the U.S. consists solely of a tax-qualified 401(k) plan with matching contributions and a non-qualified salary and bonus (including equity compensation) deferral plan that provides non-enhanced market returns. Perquisites are generally limited to financial planning and annual health assessments.

After considering market data from our peer group and other market survey information, the Compensation Committee determined that the base salaries of our CEO and CFO for fiscal 2018 would remain at the same levels as fiscal 2017. Effective December 23, 2017, Messrs. Hagen, Mandel and Pragada received base salary increases of 3.8%, 4.2% and 3.6%, respectively, to reflect their successful performance in fiscal 2017 and increased job responsibilities as a result of the CH2M acquisition.

The following table sets forth the base salaries of each of our NEOs for fiscal 2017 and fiscal 2018.

Named Executive Officer	Fiscal 2017 Base Salary	Fiscal 2018 Base Salary (1)	Percentage Increase
Steven J. Demetriou	$1,300,000	$1,300,000	0.0%
Kevin C. Berryman	$750,000	$750,000	0.0%
Terence D. Hagen	$650,000	$675,000	3.8%
Joseph G. Mandel	$720,000	$750,000	4.2%
Robert V. Pragada	$695,000	$720,000	3.6%

(1)	Salary increases effective December 23, 2017

Short-Term Incentives

The Management Incentive Plan (MIP) continues to reinforce our commitment to profitable growth and effective cash management with specific measures and targets assigned to each participant based on his or her respective role in the organization. As described below, this plan provides for bonus payouts to eligible employees when certain Company-wide and business unit-specific target goals are achieved.

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For fiscal 2018, select officers and managers of the Company, including the NEOs, were eligible to participate in the MIP. As shown in the following chart, an employee’s target MIP award is calculated by multiplying (i) the employee’s annual base salary as of July 1 of the applicable fiscal year by (ii) his or her target percentage of salary. An employee’s actual MIP award amount is calculated by multiplying (i) the employee’s annual base salary as of July 1 of the applicable fiscal year, by (ii) his or her target percentage of salary, and then by (iii) the performance achievement factor.

Base Salary as of July 1, 2018	X	Target Percentage of Salary	=	2018 Target MIP Award

Base Salary as of July 1, 2018	X	Target Percentage of Salary	X	Performance Achievement Factor	=	2018 Actual MIP Award

Each year, the Company establishes performance achievement factors for each participant based on his or her role in the Company. For those participants with exclusively corporate level responsibilities, such as the CEO and the CFO, their bonus opportunity for fiscal 2018 was tied entirely to company-wide metrics. For our Executive Vice President, Integration Management Office, his bonus opportunity for fiscal 2018 was tied to Company-wide metrics, with an additional bonus opportunity tied to achieving cost synergy targets related to the integration of the CH2M acquisition. For those participants who are aligned with a business unit or line of business, such as Messrs. Hagen and Pragada, 45% of their bonus opportunity for fiscal 2018 was tied to the operating metrics defined for their business unit or line of business, as applicable. These operational metrics reinforce the direct link between each leader’s contribution to the success of their business unit or line of business and their compensation. The remaining 55% of those participants’ bonus opportunity for fiscal 2018 was tied to Company-wide metrics to encourage collaboration across business unit lines to drive the Company’s overall results. During fiscal 2018, Mr. Pragada received an additional cash incentive payment in recognition of his leadership role in the due diligence process, negotiations in connection with the CH2M acquisition and its successful closure. Refer to the Summary Compensation Table for information on this additional cash incentive payment.

MIP Awards to CEO, the CFO and the Executive Vice President, Integration Management Office

For fiscal 2018, the Compensation Committee established the minimum, target and maximum performance levels under the MIP for Messrs. Demetriou, Berryman and Mandel based on the Company-wide metrics of Consolidated Operating Profit, DSO and GM in Backlog. The corresponding fiscal 2018 actual results, performance levels, relative weighting and actual performance achievement percentages are shown in the chart below. Refer to page 38 for descriptions of how the metrics are calculated.

Performance Metrics		Performance Levels			2018 Actual Performance Level Achievement (% of Payout)	Relative Weighting (%)
	2018 Actual Results	Minimum (25% Payout)	Target (100% Payout)	Maximum (200% Payout)			2018 Actual Performance Achievement (% of Target)
Consolidated Operating Profit	$906.5M	$704M	$829M	$953M	162.3%	70%	113.6%
Consolidated DSO	62.5	65.3	61.3	59.3	77.5%	15%	11.6%
Consolidated GM in Backlog	$5,123M	$4,940M	$5,200M	$5,460M	77.8%	15%	11.7%
Total						100.0%	136.9%

The calculation of Messrs. Demetriou’s Berryman’s and Mandel’s target MIP award and actual MIP award for fiscal 2018 is shown below, based on their target percentage of salaries of 150%, 100% and 100%, respectively.

Named Executive Officer	Base Salary as of July 1, 2018	Target %	2018 Target MIP Award	Performance Achievement Factor (% of Target)	2018 Actual MIP Award
Steven J. Demetriou	$1,300,000	150%	$1,950,000	136.9%	$2,669,990
Kevin C. Berryman	$750,000	100%	$750,000	136.9%	$1,026,919
Gary Mandel	$750,000	100%	$750,000	136.9%	$1,026,919

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Additional Award to the Executive Vice President, Integration Management Office

For fiscal 2018, the Compensation Committee also established minimum, target and maximum performance levels for Mr. Mandel’s additional bonus opportunity tied to achieving cost synergy targets related to the integration of the CH2M acquisition. The corresponding fiscal 2018 actual results, performance levels, relative weighting and actual performance achievement percentages are shown in the chart below.

Performance Metrics	Performance Levels			2018 Actual Performance Level Achievement (% of Payout)	Relative Weighting (%)
	Minimum (25% Payout)	Target (100% Payout)	Maximum (200% Payout)			2018 Actual Performance Achievement (% of Target)
CH2M Net Cost Synergies	$50M	$65M	$80M	200.0%	100%	200.0%

The calculation of Mr. Mandel’s additional cost synergies award for fiscal 2018 is shown below. Based upon achieving cost synergies of over $80 million related to the integration of the CH2M acquisition, the maximum payout performance level, he received an additional award of $2,000,000.

Named Executive Officer	Target Cost Synergies Award	Target %	Performance Level Achievement (% of Target)	2018 Actual Cost Synergies Award
Joseph G. Mandel	$1,000,000	100%	200%	$2,000,000

Awards to Other NEOs

In light of Mr. Hagen’s oversight of the Company’s Aerospace, Technology, Environmental and Nuclear (ATEN) line of business, as well as his executive role at the Company, the Compensation Committee established the minimum, target and maximum performance levels under the MIP for Mr. Hagen for fiscal 2018 based on the metrics Consolidated Operating Profit and Consolidated DSOs, as well as Operating Profit and GM in Backlog for the ATEN line of business as set forth in the chart below. The corresponding fiscal 2018 actual results, performance levels, relative weighting and actual achievement percentages are shown in the chart below.

Performance Metrics		Performance Levels			2018 Actual Performance Level Achievement (% of Payout)	Relative Weighting (%)
	2018 Actual Results	Minimum (25% Payout)	Target (100% Payout)	Maximum (200% Payout)			2018 Actual Performance Achievement (% of Target)
Consolidated Operating Profit	$906.5M	$704M	$829M	$953M	162.3%	40%	64.9%
ATEN Operating Profit	$323.8M	$263M	$309M	$356M	131.9%	30%	39.6%
Consolidated DSO	62.5	65.3	61.3	59.3	77.5%	15%	11.6%
ATEN GM in Backlog	$1,306M	$1,216M	$1,280M	$1,344M	140.0%	15%	21.1%
Total						100.0%	137.2%

The calculation of Mr. Hagen’s target MIP award and actual MIP award for fiscal 2018 is shown below, based on his target incentive percentage of salary of 100%.

Named Executive Officer	Base Salary as of July 1, 2018	Target %	2018 Target MIP Award	Performance Achievement Factor (% of Target)	2018 Actual MIP Award
Terence D. Hagen	$675,000	100%	$675,000	137.2%	$926,303

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In light of Mr. Pragada’s oversight of the Company’s Buildings, Infrastructure and Advanced Facilities (BIAF) line of business, as well as his executive role at the Company, the Compensation Committee established the minimum, target and maximum performance levels under the MIP for Mr. Pragada for fiscal 2018 based on the metrics Consolidated Operating Profit and Consolidated DSOs, as well as Operating Profit and GM in Backlog for the BIAF line of business as set forth in the chart below. The corresponding fiscal 2018 actual results, performance levels, relative weighting and actual achievement percentages are shown in the chart below.

Performance Metrics		Performance Levels			2018 Actual Performance Level Achievement (% of Payout)	Relative Weighting (%)
	2018 Actual Results	Minimum (25% Payout)	Target (100% Payout)	Maximum (200% Payout)			2018 Actual Performance Achievement (% of Target)
Consolidated Operating Profit	$906.5M	$704M	$829M	$953M	162.3%	40%	64.9%
BIAF Operating Profit	$505.4M	$399M	$470M	$540M	150.2%	30%	45.1%
Consolidated DSO	62.5	65.3	61.3	59.3	77.5%	15%	11.6%
BIAF GM in Backlog	$2,933M	$2,787M	$2,934M	$3,080M	99.5%	15%	14.9%
Total						100.0%	136.5%

The calculation of Mr. Pragada’s target MIP award and actual MIP award for fiscal 2018 is shown below, based on his target incentive percentage of salary of 100%. In addition to this MIP award, Mr. Pragada also received a separate cash incentive payment of $300,000 for his leadership role in the due diligence process, negotiations in connection with the CH2M acquisition and its successful closure.

Named Executive Officer	Base Salary as of July 1, 2018	Target %	2018 Target MIP Award	Performance Achievement Factor (% of Target)	2018 Actual MIP Award
Robert V. Pragada	$720,000	100%	$720,000	136.5%	$983,118

For purposes of calculating the payouts for the 2018 MIP awards:

•

Consolidated Operating Profit means total gross margin less selling, general and administrative expenses (“SG&A”) of the Company, as adjusted for special items that are unusual, non-recurring or otherwise not indicative of the Company’s normal operations and which were not anticipated in setting the original targets. Any such adjustments must be approved by the Compensation Committee. For example, such adjustments include, without limitation: (i) charges for restructurings; (ii) gains or losses on the disposal of a segment of the business or in connection with discontinued operations; (iii) charges for the impairment of goodwill or other long-lived assets; (iv) gains / losses on the sale of assets; (v) major litigation settlements and/or other judgments; (vi) the effects of changes in accounting principles, laws or regulations affecting reported results; and (vii) costs and expenses relating to acquisitions.

•

Consolidated DSO (Days Sales Outstanding) means the average of the four quarters ended September 28, 2018 of (i) accounts receivable of the Company at the end of each quarter divided by (ii) the daily sales for each quarter.

•

Operating Profit means for each line of business, total gross margin earned by such applicable line of business, as adjusted for unusual or non-recurring items as set forth above, less the SG&A for the applicable line of business and less allocated corporate SG&A expenses, including cash and equity incentive compensation.

•

GM in Backlog means for each line of business, starting Gross Margin in Backlog for such applicable line of business as adjusted for (1) new awards, (2) scope increases of new and existing work, (3) cancellations and corrections of understatements/overstatements, (4) acquisitions, and (5) the foreign exchange effect, less the Gross Margin burn for the fiscal year. Gross Margin in Backlog must follow Jacobs’ backlog rules for various contract types.

In fiscal 2018, the Compensation Committee used its discretion to approve adjustments to the levels of performance metric results to reflect the exclusion of (i) charges associated with an ATEN legal matter initiated in 2013, (ii) benefits associated with a BIAF legal matter initiated in 2009 and (iii) CH2M’s operating profit associated with the “stub period” of CH2M ownership from the date of acquisition on December 18, 2017 through the end of CH2M’s fiscal year on December 31, 2017.

Achieving minimum performance levels result in a payout of 25% of target; target performance levels result in a payout of 100% of target; and maximum performance levels result in a payout of 200% of target. Actual award payments are calculated by linear interpolation for achievement of goals other than those specified.

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The payment of bonuses for fiscal 2018 to the NEOs was conditioned upon the Company achieving a performance goal of $100 million of net earnings in an effort to be fully deductible as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). This goal was met, thus the participating NEOs became entitled to receive a bonus payment equal to 200% of their target bonus, subject to the complete discretion of the Compensation Committee to reduce the bonus payment to a lesser amount. The Compensation Committee exercised its discretion to reduce bonus amounts in accordance with the methodology described above.

Equity-Based Compensation

The Compensation Committee believes that long-term equity incentives should comprise the majority of compensation for the Company’s senior management, including the NEOs. In deciding upon the design and magnitude of long-term incentives, the Compensation Committee is guided by several factors, including alignment with shareholder interests, ease of understanding by participants, and retentiveness. The Compensation Committee also takes into account market data, information and recommendations from the Independent Consultant, and information provided by management, including recommendations by the CEO with respect to the magnitude of equity incentives for executive officers other than himself. Other than off-cycle awards for new hires, promotions or retention grants, the Compensation Committee generally awards equity incentives to NEOs and senior management in the first 90 days of each fiscal year.

To determine the dollar value of awards to be granted to the NEOs and consistent with its prior process for determining the magnitude of awards, the Compensation Committee examined data with respect to competitive grant values at the industry peer group companies. It also considered the size of the awards previously granted to the NEOs, which reflected the Compensation Committee’s previous evaluation of the magnitude of awards considered necessary in order to align the awards with competitive levels. The determination of award levels in fiscal 2018 also took into account the Compensation Committee’s review of the CEO’s performance and that of the other NEOs (and the CEO’s recommendations with respect to the other NEOs), as well as the Company’s overall performance. The Compensation Committee also took into account the increased job responsibilities of the NEOs resulting from the acquisition of CH2M.

In fiscal 2018, our NEOs’ equity-based compensation consisted of the following awards, other than Mr. Mandel who received 100% of his fiscal 2018 equity grant in RSUs:

Forms of 2018 Long-Term Incentive Grants	Weight	Performance Metrics and Vesting Period
Performance Based Restricted Stock Units (PSUs)	60%	Performance Metrics: - 50% EPS Growth over three-year period - 50% ROIC over three-year period
Time-Based Restricted Stock Units (RSUs)	40%	25% annual vesting over four-year period

A summary of the equity awards granted in fiscal 2018 to each NEO is provided below:

Named Executive Officer	Grant Date	PSUs Awarded (1)	PSU Value Awarded	RSUs Awarded	RSU Value Awarded	Total Value Awarded
Steven J. Demetriou	11/29/2017	83,296	$5,400,080	55,529	$3,599,945	$9,000,025
Kevin C. Berryman	11/29/2017	18,510	$1,200,003	12,340	$800,002	$2,000,006
Terence D. Hagen	11/29/2017	15,502	$1,004,995	10,335	$670,018	$1,675,013
Joseph G. Mandel	11/29/2017	0	$0	26,223	$1,700,037	$1,700,037
Robert V. Pragada	11/29/2017	15,734	$1,020,035	10,489	$680,002	$1,700,037

(1)	Represents the target payout shares as described under “Executive Compensation—2018 Grants of Plan Based Awards” below.

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Fiscal 2018 Equity Awards

Performance Stock Units (PSUs)

Fiscal 2018 PSU awards will vest, following a three-year performance period (starting on the first day of fiscal 2018 and ending on the last day of fiscal 2020), based on the following performance metrics:

-	50% of the PSUs will vest based on the Company’s achievement of a certain EPS Growth Rate over a three-year performance period (the “EPS Based PSU Awards”); and
-	50% of the PSUs will vest based on the Company’s achievement of a certain ROIC during the same three-year performance period (the “ROIC Based PSU Awards”).

Earnings Per Share (EPS) Based PSU Awards:

The Compensation Committee believes that EPS is a key indicator of a company’s performance for shareholders. It is the predominant metric used in performance-based equity awards of the Company’s peers and its use is intended to improve the focus on profitability, growth and financial discipline, while aligning the interests of the Company’s senior executives with the long-term interests of shareholders.

The number of EPS Based PSU Awards that will vest (and the corresponding number of shares that will be issued at the end of the three-year performance period) is based on the Company’s EPS Growth Rate measured at the end of each of fiscal 2018, 2019 and 2020, in each case measured from fiscal 2017 EPS. Amounts are locked in annually but not distributed until after the three-year performance period. This calculation is shown in the following charts:

1/3 of Target EPS Based PSUs	X	EPS Growth Performance Multiplier for EPS Growth Rate in fiscal 2018 over fiscal 2017	=	First Year EPS Locked-In

Average Adjusted EPS Growth - Fiscal Year 2017-2018	EPS Growth Performance Multiplier
Less than 10.7%	0%
10.7%	50%
15.7%	100%
20.7%	200%

2/3 of Target EPS Based PSUs	X	EPS Growth Performance Multiplier for Compound EPS Annual Growth Rate for fiscal 2019 over fiscal 2017	-	Number of First Year EPS Shares Locked-In	=	Second Year EPS Shares Locked-In

Average Adjusted Compound EPS Growth - Fiscal Year 2017-2019	EPS Growth Performance Multiplier
Less than 12.1%	0%
12.1%	50%
15.6%	100%
19.1%	200%

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Target EPS PSUs	X	EPS Growth Performance Multiplier for Compound EPS Annual Growth Rate for fiscal 2020 over fiscal 2017	-	Number of First Year EPS Shares Locked-In and number of Second Year EPS Shares Locked-In	=	Total number of Shares Earned and to be issued

Average Adjusted Compound EPS Growth - Fiscal Year 2017-2020	EPS Growth Performance Multiplier
Less than 11.7%	0%
11.7%	50%
13.7%	100%
15.7%	200%

The “EPS Growth Performance Multiplier” is determined by reference to the tables above based upon the Company’s EPS Growth Rate or Compound Annual EPS Growth Rate over the relevant fiscal periods. The Compensation Committee set these metrics based on the Company’s plan at the time of grant.

“EPS” for any fiscal period is computed by dividing Adjusted Net Earnings by the weighted average number of shares of the Company’s common stock outstanding during the period.

“Adjusted Net Earnings” means the net earnings attributable to the Company as reported in its consolidated financial statements for such period determined in accordance with GAAP (A) as may be adjusted to eliminate the effects of (i) costs associated with restructuring and integration activities, regardless of whether the Company discloses publicly the amount of such restructuring and integration costs or the fact that the Company engaged in restructuring and integration activities during the periods restructuring costs were incurred; and (ii) gains or losses associated with discontinued operations, as determined in accordance with GAAP, but limited to the first reporting period an operation is determined to be discontinued and all subsequent periods (i.e., there will be no retroactive application of the adjustment); and (B) as adjusted for all gains or losses associated with events or transactions that the Compensation Committee has determined are unusual in nature, infrequently occurring and otherwise not indicative of the Company’s normal operations, and therefore, not indicative of the underlying Company performance. For these purposes, such events or transactions could include: (i) settlements of claims and litigation, (ii) disposals of operations including a disposition of a significant amount of the Company’s assets, (iii) losses on sales of investments, (iv) changes in laws and/or regulations, and (v) acquisitions.

Return on Invested Capital (ROIC) Based PSU Awards:

The Compensation Committee believes that ROIC is an effective means of linking executive compensation to value creation that holds management accountable for the efficient use of capital, and has used this performance metric for fiscal 2017 and 2018 awards. Prior to fiscal 2017, the Company granted awards that vested based on the Company’s total shareholder return (or TSR) compared to that of its peer group over a three-year period.

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The number of ROIC Based PSU Awards that will vest (and the corresponding number of shares to be issued) is based on the Company’s average ROIC measured at the end of the three-year performance period. The calculation is shown in the following charts:

Target ROIC Based Awards	X	ROIC Performance Multiplier for ROIC from fiscal 2018 to fiscal 2020	=	3-Year ROIC Shares

Average ROIC - Fiscal Year 2018-2020	ROIC Performance Multiplier
Less than 7.8%	0%
7.8%	50%
8.8%	100%
9.8%	200%

The “Return on Invested Capital” (or ROIC) for any fiscal period is computed by dividing Adjusted Net Earnings by the average invested capital on the first day of fiscal 2018 and on the last day of fiscal 2020. Invested capital is the sum of equity plus long-term debt less cash and cash equivalents.

“Adjusted Net Earnings” means the net earnings attributable to the Company as reported in its consolidated financial statements for such period determined in accordance with GAAP (A) as may be adjusted to eliminate the effects of (i) costs associated with restructuring and integration activities, regardless of whether the Company discloses publicly the amount of such restructuring and integration costs or the fact that the Company engaged in restructuring and integration activities during the periods restructuring costs were incurred; and (ii) gains or losses associated with discontinued operations, as determined in accordance with GAAP, but limited to the first reporting period an operation is determined to be discontinued and all subsequent periods (i.e., there will be no retroactive application of the adjustment); and (B) as adjusted for all gains or losses associated with events or transactions that the Compensation Committee has determined are unusual in nature, infrequently occurring and otherwise not indicative of the Company’s normal operations, and therefore, not indicative of the underlying Company performance. For these purposes, such events or transactions could include: (i) settlements of claims and litigation, (ii) disposals of operations including a disposition of a significant amount of the Company’s assets, (iii) losses on sales of investments, (iv) changes in laws and/or regulations, and (v) acquisitions.

Restricted Stock Unit (RSU) Grants:

The 2018 RSU awards vest ratably over a four-year period, other than RSUs granted to Mr. Mandel, which vest ratably over a two-year period due to the short-term nature of Mr. Mandel’s role overseeing the integration of the CH2M acquisition.

Vesting Provisions Applicable to Fiscal 2018 Equity Grants:

To incentivize senior management during periods of uncertainty leading up to the CH2M acquisition and subsequent integration, all equity awards granted in fiscal 2018, including equity awards granted to the NEOs, provide for accelerated vesting in the event of an involuntarily termination of employment without cause as follows:

For the RSUs, upon an involuntary termination of employment without cause prior to the first annual vesting date, 50% of the RSUs will vest at the time of separation, and upon an involuntary termination of employment without cause on or after the first vesting date, the remaining outstanding and unvested RSUs will vest at the time of separation. For the PSUs, upon an involuntary termination of employment without cause prior to the final vesting date, a pro-rated portion of PSUs (based on the number of days during the performance period that the

42      | 2019 Proxy Statement

employee was employed by the Company) shall remain outstanding and eligible to vest based on the performance vesting criteria through the end of the applicable performance period, and the remainder of the award will be forfeited at the time of separation for no consideration.

Dividend Equivalent Rights

All RSU awards are entitled to accumulated dividend equivalent rights that are subject to the same vesting, payment and other terms and conditions as the underlying award to which the dividend equivalent relates. The crediting of dividend equivalents is intended to treat the equity award holders consistently with shareholders and preserve the equity-based incentives intended by the Company when the awards were granted. The dividend equivalents pay in cash upon the vesting and settlement of the underlying RSUs.

Long-Term Incentive Plan Metrics and Performance Attainment – PSU with Performance Periods Ending in Fiscal 2018

Four of our NEOs served as executive officers of the Company in fiscal 2015 and received grants of PSUs at that time: Messrs. Demetriou, Berryman, Hagen and Mandel (Mr. Pragada was not employed by the Company in fiscal 2015). These awards were based on a three-year performance period that leveraged both short- and long-term goals. If certain thresholds of performance were not attained, then no payout was earned for the award. The performance metrics associated with these PSUs were weighted at 100% Net Earnings Growth (“NEG”), with the performance period beginning on the first day of the third quarter of fiscal 2015 and ending on the last day of the second quarter of fiscal 2018.

2015 Net Earnings Growth (NEG) Based PSU Awards

The method of calculating the number of shares underlying the PSUs based on NEG (the “NEG Based Awards”) granted in fiscal 2015 that vested is summarized below.

The total number of units awarded accumulated over the three-year performance period in three segments:

•	One-third of award is based on NEG in Year 1 (Q3 FY2015 – Q2 FY2016);

•	One-third of award is based on average NEG in Years 1 – 2 (Q3 FY2015 – Q2 FY2017); and

•	One-third of award is based on average NEG in Years 1 – 3 (Q3 FY2015 – Q2 FY2018).

The first two years of the program are considered a “lock in” period, meaning it was possible to “lock in” vesting of up to two-thirds of the total potential award based on performance during that period. The following NEG performance vesting schedule was approved by the Compensation Committee in fiscal 2015:

Average NEG in Each Segment of Performance Period	NEG Performance Multiplier
Less than 5%	0%
5.0%	50%
10.0%	100%
15.0%	150%
20% or greater	200%

The NEG Performance Multiplier was determined by linear interpolation for growth rates between 5% and 10%, between 10% and 15% and between 15% and 20%.

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The following chart summarizes the Company’s NEG during the performance period and the resulting vesting under the approved performance criteria:

	Performance Period	Net Earnings (in thousands)	Cumulative Avg. NEG Growth	NEG Performance Multiplier
Baseline Earnings	Q3 FY14 - Q2 FY15	$419,960
Year 1	Q3 FY15 - Q2 FY16	$329,915	-21.4%	0.00%
Year 2	Q3 FY16 - Q2 FY17	$366,520	-5.2%	0.00%
Year 3	Q3 FY17 - Q2 FY18	$462,469	5.3%	52.8%

Total NEG Based Awards Granted	X	3 Year Avg. NEG Performance Multiplier	=	52.8% of Shares to be Distributed

As a result of the NEG performance over the three-year performance period, Messrs. Demetriou, Berryman, Hagen and Mandel received 52.8% of the shares underlying the NEG Based Awards, as shown in the following table:

Participant Name	Vesting Date	NEG Based Awards Granted	% Target Earned	Shares Earned	Shares Not Earned
Steven J. Demetriou	06/08/2018	16,065	52.8%	8,482	7,583
Kevin C. Berryman	06/08/2018	9,500	52.8%	5,016	4,484
Terence D. Hagen	06/08/2018	9,500	52.8%	5,016	4,484
Joseph G. Mandel	06/08/2018	9,500	52.8%	5,016	4,484

Grant Process

The Compensation Committee has delegated certain limited authority to the CEO to make equity grants in accordance with the rules established by the Compensation Committee for non-executive officers throughout the year. As soon as administratively practicable after a new hire, promotion, or retention warrants an equity grant, the CEO reviews and approves the award. All awards are granted when the CEO takes action. The Compensation Committee periodically receives reports of the CEO’s actions. In fiscal 2018, no awards were made on a date other than when the Compensation Committee met or following approval by the CEO pursuant to delegated authority.

Other Benefits and Policies

Benefits Programs

With the exception of the Company’s Executive Severance Plan, Executive Deferral Plan (“EDP”), which is generally available to most of senior management, and certain expatriate arrangements, the Company provides executives with the same benefit plans offered to U.S. staff employees.

401(k) Plan: During fiscal 2018, the CEO and other NEOs were eligible to participate in the Company’s 401(k) plan, the same plan offered to the Company’s full-time employees in the United States. The plan provides a match by the Company equal to 50% of the first 6% of eligible pay (currently $275,000). None of the NEOs participated in any defined benefit retirement or supplemental retirement benefit plan.

Employee Stock Purchase Plans: The Company has qualified employee stock purchase plans in which all employees meeting certain minimum eligibility requirements in certain countries are eligible to participate. The Company adopted a safe-harbor plan design in 2006 that provides for a 5% discount from the closing price of a share of common stock at the end of each purchase period. The safe-harbor plan results in no accounting cost to the Company.

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Non-qualified Executive Deferral Plan (EDP): Select employees, including the NEOs, meeting certain compensation minimums may elect to participate in the Company’s EDP whereby a portion of salary and bonus (including equity compensation) is deferred and paid to the employees at some future date including upon retirement or death. Participant deferrals are credited with earnings and losses based upon the actual experience of the deemed investments selected by participants with equity compensation deferrals generally being credited with earnings and losses based on the actual experience of the Company’s common stock. See “Executive Compensation—Non-qualified Deferred Compensation” below for a further description of the EDP.

Executive Severance Plan: Recognizing the prevalence of severance plans among our peers and the need to attract and retain talented executives, in fiscal 2018 the Company adopted an Executive Severance Plan that provides severance benefits to certain key executives, including the NEOS, designated by the Compensation Committee from time to time in the event of either (i) a termination of employment by the Company other than for cause that is unrelated to a change of control or (ii) a termination of employment by the Company other than for cause or by the participant for good reason, in each case during the two-year period following a change of control.

Perquisites

Our NEOs are eligible for the same benefits as those offered to staff employees, including relocation benefits. Executives may have spousal travel paid for by the Company only when it is for an approved business purpose, in which case a related tax gross-up is provided. NEOs are also provided with financial planning assistance and annual health assessment benefits.

The Company leases a private aircraft to allow certain executive officers, primarily the CEO, to safely and efficiently travel for business purposes around the world. Use of a private aircraft provides a confidential and highly productive environment for executive officers to conduct business while traveling. We do not allow personal usage of the private aircraft at the Company’s expense. Incidental travel by family members of an executive officer in connection with such executive’s business travel is permitted so long as the executive reimburses the Company for the cost of such travel.

Payments Upon Termination or Change in Control

Executive Severance Plan: As described above, the Company adopted an Executive Severance Plan in fiscal 2018 that provides the following severance benefits to certain key executives, including the NEOs (with certain exceptions for Mr. Mandel, as described below), in the event of either (i) a qualifying involuntary termination of employment that is unrelated to a change in control or (ii) a qualifying termination of employment during the two-year period following a change of control. Payments under this plan are conditioned upon the receipt of a customary waiver and general release of claims from the executive. In addition, the executives will be subject to restrictive covenants, including non-disclosure of confidential information, non-disparagement restrictions and 12-month non-competition and non-solicitation obligations. Payments under this plan do not include any tax gross-ups.

•

Non-Change in Control Severance Benefits—In the event of a termination of the participant’s employment by the Company other than for cause (as defined in the plan), the participant will be entitled to receive the following benefits: (i) a cash payment equal to 1.5 times (for the CEO) or 1 times (for the other NEOs with the exception of Mr. Mandel as described below, and covered executives) the sum of the participant’s (x) base salary and (y) target annual incentive award; and (ii) a cash payment equal to 1.5 times (for the CEO) or 1 times (for the other NEOs and covered executives) the sum of (x) the annual COBRA premium for continued participation in the Company’s group health plans and (y) the annual fee for continued receipt of financial advisory services. In addition, the participant’s unvested and outstanding equity awards that are scheduled to vest within the nine month period following the date of termination will continue to vest in accordance with their original vesting schedule.

•

Change in Control Severance Benefits—In the event of a termination of the participant’s employment by the Company other than for cause or by the participant for good reason (as defined in the Plan), in each case within the two year period after a change in control (as defined in the Executive Severance Plan), the participant will be entitled to receive the following benefits: (i) a cash payment equal to 2 times (for the CEO) or 1 times (for the other NEOs and covered executives) the sum of the participant’s (x) base

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salary and (y) target annual incentive award; and (ii) a cash payment equal to the participant’s target annual incentive award, prorated based on the number of days the participant was employed during the fiscal year of termination; and (iii) a cash payment equal to 2 times (for the CEO) or 1 times (for the other NEOs and covered executives) the sum of (x) the annual COBRA premium for continued participation in the Company’s group health plans and (y) the annual fee for continued receipt of financial advisory services. In the event such termination occurs, unvested and outstanding equity awards are governed by the Stock Incentive Plan as described below.

Employment Agreements: During fiscal 2018, the Company was party to an employment agreement with Mr. Mandel, which was entered into in connection with the completion of a transaction pursuant to which the Company acquired Mr. Mandel’s former employer. This employment agreement provided for benefits in the event of termination of employment that is not in connection with a change in control. Under this employment agreement, Mr. Mandel was entitled to a severance payment equal to 12 months of base salary and the continuation costs of 12 months of COBRA premiums upon a termination by the Company without cause (as defined in the employment agreement), conditioned upon his execution and non-revocation of a general release in favor of the Company. Mr. Mandel participated in the Executive Severance Plan for benefits in the event of termination of employment in connection with a change in control, as described above.

On November 20, 2018, the Company entered into a Retirement Transition Agreement with Mr. Mandel. The Retirement Transition Agreement supersedes and replaces Mr. Mandel’s employment agreement with the Company and terminates his participation in the Executive Severance Plan for benefits in the event of a termination of employment in connection with a change in control. The Retirement Transition Agreement, which contains a general release in favor of the Company, provides that effective April 1, 2019, Mr. Mandel will begin transitioning to his retirement from the Company effective December 31, 2019 (the “Transition Period”). During the Transition Period, Mr. Mandel will continue to serve as a special advisor to Jacobs’ Chief Executive Officer on a modified, full-time basis. During this Transition Period, Mr. Mandel will receive the equivalent of 12 months base salary, plus he will maintain his health and welfare benefits. Provided Mr. Mandel is not involuntarily terminated with cause, as defined in the Retirement Transition Agreement, and he executes a supplemental general release agreement upon his retirement date, Mr. Mandel will also receive a termination payment of $250,000. The Retirement Transition Agreement provides discretion to the Company to increase the termination payment if determined appropriate by the Company, in its sole discretion, based on an evaluation of the services performed by Mr. Mandel during the Transition Period. Under the Retirement Transition Agreement, Mr. Mandel is not eligible to participate in the Company’s fiscal 2019 long term incentive plans or Management Incentive Plan.

Stock Incentive Plan: Consistent with all participants in the 1999 Stock Incentive Plan, as amended, NEOs may be entitled to prorated vesting at retirement of PSUs granted during fiscal 2016 and thereafter. In the case of a participant whose employment is terminated in the event of death or Disability (as defined in the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan), the terms of our stock options and RSA and RSU grants provide for accelerated vesting while PSUs would remain outstanding and eligible to vest, with the final determination of the payout, if any, generally determined at the end of the three-year performance period. Additionally, the terms of stock options, restricted stock, RSUs and PSUs provide for potential double trigger equity acceleration upon certain terminations following a Change in Control (as defined in the Stock Incentive Plan) as a means of focusing executive officers on shareholder interests when considering strategic alternatives. If a Change in Control occurs and certain options, restricted stock, RSUs and PSUs are not assumed and continued by the acquiring or surviving corporation in the transaction (or a parent corporation thereof), then all such awards will vest immediately, with awards of restricted stock that are subject to performance-based vesting criteria and/or PSUs paid at a level based upon the Company’s actual performance as of the date of the Change in Control.

The estimated payments and benefits provided in each of the covered circumstances may be found under “Executive Compensation—Compensation Under Various Termination Scenarios” below.

Stock Ownership Guidelines

The Company has established stock ownership guidelines for its executive officers. The ownership guidelines provide that the Chair and CEO is expected to own Company stock valued at six times his annual base salary and the CFO, Presidents of Lines of Business and Executive Vice Presidents are expected to own Company stock valued at three times their annual base salary. Other senior executives, including Senior Vice

46      | 2019 Proxy Statement

Presidents, are expected to own Company stock valued at two times their annual base salary. Executive officers are restricted from selling any shares of common stock (other than the withholding of shares to satisfy tax withholding requirements) during any period in which they have not satisfied the guidelines. The Compensation Committee reviews each executive officer’s holdings with respect to these ownership guidelines each year. As of the end of fiscal 2018, all NEOs exceeded their respective guidelines. See the discussion under “Corporate Governance — Stock Ownership Guidelines” above for further information.

Insider Trading and Policy on Hedging or Pledging of Stock

The Company’s insider trading policy contains stringent restrictions on transactions in Company stock by executive officers and directors. All trades by executive officers and directors must be pre-cleared. The executive officers and directors are prohibited from any trading in puts or calls of Company stock, from engaging in short sales of Company stock, and from hedging or pledging Company stock or using it as loan collateral or as part of a margin account.

Clawback Policy

The Compensation Committee maintains a clawback policy with respect to incentive awards granted to executive officers. The Company is authorized to recover a portion of incentive awards paid within three years of a financial statement that is inaccurate due to material noncompliance with any financial reporting requirement under the securities laws. Recovery applies to the extent a lesser amount would have been paid under the restated financial statement.

Tax Considerations

Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1,000,000 in any fiscal year, and prior to the recent enactment of the Tax Cuts and Jobs Act of 2017 (the “Act”), compensation that qualified as “performance-based compensation” under Section 162(m) was excluded from this limit. The Act repealed this “performance-based compensation” exclusion effective for fiscal years beginning on January 1, 2018 with limited transition relief. Prior to the Act, the Company structured its compensation arrangements to permit deductibility under Section 162(m) to the extent possible, unless the benefit of such deductibility was outweighed by the need for flexibility or the attainment of other corporate objectives in which case the Compensation Committee was prepared to enter into compensation arrangements under which payments may not be deductible under Section 162(m).

Following the Act, the Company will continue to consider tax deductibility as a factor in determining executive compensation but may not structure its compensation arrangements around deductibility. The Company believes the tax deduction limitation should not compromise its ability to design and maintain executive compensation arrangements that will attract and retain highly qualified employees and motivate them to deliver value to our customers and shareholders.

Compensation Risk Assessment

As part of its oversight, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. The Compensation Committee also retains an independent consultant to conduct a risk assessment of the Company’s compensation policies and practices.

In addition, the Company reviews all of its compensation policies and practices, including incentive plan design and factors that may affect the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The Company’s pay philosophy provides an effective balance in cash and equity mix, short- and long-term performance periods, financial and non-financial performance, and allows for the Compensation Committee’s discretion to make negative adjustments to payouts under the Company’s compensation plans. Further, policies to mitigate compensation-related risk include stock ownership guidelines, vesting periods on equity, insider-trading prohibitions, and independent Compensation Committee oversight.

Based on this review, both for our executive officers and all other employees, the Company and the independent compensation consultant concluded that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed and approved this conclusion.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation earned by the Company’s named executive officers (or NEOs) in fiscal 2018, 2017 and 2016.

Name & Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (6)	Total ($)
Steven J. Demetriou Chair and Chief Executive Officer	2018	1,300,000	—	9,000,025	—	2,669,990	—	73,673	13,043,688
	2017	1,300,000	—	7,571,763	—	2,160,202	—	113,946	11,145,911
	2016	1,300,000	—	5,252,561	1,274,661	1,575,600	—	94,591	9,497,413
Kevin C. Berryman Chief Financial Officer	2018	750,000	—	2,000,006	—	1,026,919	—	52,589	3,829,514
	2017	750,000	—	1,716,332	—	830,847	—	104,479	3,401,658
	2016	750,000	875,000	1,313,194	318,669	606,351	—	165,831	4,029,045
Terence D. Hagen President, Aerospace, Technology, Environmental and Nuclear (ATEN)	2018	668,269	—	1,675,013	—	926,303	—	112,164	3,381,749
	2017	637,711	—	1,463,947	—	684,633	—	19,552	2,805,843
	2016	620,414	425,000	1,025,914	248,958	615,290	—	68,941	3,004,517

Joseph G. Mandel Executive Vice President, Integration Management Office	2018	745,388	—	1,700,037	—	3,026,919	—	186,690	5,659,035
	2017	710,988	—	1,716,332	—	747,494	—	12,842	3,187,656
	2016	699,996	375,000	1,313,194	318,669	337,891	—	35,507	3,080,257
Robert V. Pragada President, Buildings, Infrastructure and Advanced Facilities (BIAF)	2018	713,269	300,000	1,700,037	—	983,118	—	43,310	3,739,735
	2017	684,231	350,000	1,463,947	—	925,361	—	38,151	3,461,690
	2016	428,365	500,000	2,068,349	260,000	566,743	—	—	3,823,457

(1)

Consists of base salary earned during the fiscal year including any time off with pay. Mr. Pragada began employment with the Company on February 1, 2016 with a starting annual salary of $675,000. In fiscal 2016, Mr. Pragada earned a pro-rata portion of his salary based on his start date.

(2)

In fiscal 2018, the $300,000 for Mr. Pragada represents a bonus awarded in recognition of his leadership role in the due diligence process, negotiations in connection with the CH2M acquisition and its successful closure. In fiscal 2017, the $350,000 for Mr. Pragada represents a portion of his hiring bonus in addition to the $500,000 he received in fiscal 2016. In fiscal 2016, Messrs. Berryman, Mandel and Hagen received cash transition bonuses of $375,000, $375,000 and $425,000, respectively, to ensure ongoing stability and continuity of leadership during the CEO transition period that began in fiscal 2015. For Mr. Berryman, the $875,000 also consists of the portion of his hiring bonus received in fiscal 2016 in the amount of $500,000.

(3)

Represents the grant date fair value of stock awards granted under the Stock Incentive Plan in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). Please refer to Note 2, Significant Accounting Policies, of Notes to Consolidated Financial Statements included in the Company’s 2018 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts. For the fiscal 2018 amounts, this column reflects the combined value of RSUs and PSUs granted in November 2017 (except for Mr. Mandel, who received RSUs only). At the highest level of performance, the value of such fiscal 2018 PSUs on the grant date would be: $10,800,159 for Mr.Demetriou; $2,400,007 for Mr. Berryman; $2,009,989 for Mr. Hagen; and $2,040,070 for Mr. Pragada. At the highest level of performance, the value of such fiscal 2017 PSUs on the grant date would be: $9,000,174 for Mr.Demetriou; $2,040,089 for Mr. Berryman; $1,740,138 for Mr. Hagen; $2,040,089 for Mr. Mandel; and $1,740,138 for Mr. Pragada. At the highest level of performance, the value of such fiscal 2016 PSUs on the grant date would be: $6,918,816 for Mr.Demetriou; $1,729,742 for Mr. Berryman; $1,351,328 for Mr. Hagen; $1,729,742 for Mr. Mandel; and $1,407,491 for Mr. Pragada.

(4)

Represents the grant date fair value of options granted (adjusted, however, to exclude the effects of estimated forfeitures) under the Stock Incentive Plan in accordance with FASB ASC Topic 718. Please refer to Note 2, Significant Accounting Policies, of Notes to Consolidated Financial Statements included in the Company’s 2018 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts.

(5)

Represents the annual incentive awards earned in each fiscal year, as determined by the Compensation Committee. Also represents the additional incentive award earned by Mr. Mandel in 2018 for achieving the cost synergy target related to the integration of the CH2M acquisition. See “Compensation Discussion and Analysis—Compensation Elements—Short-Term Incentives” for a description of non-equity incentive plan compensation is determined for the NEOs.

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(6)

In fiscal 2018, all NEO’s received a 401(k) Company match of $7,950. Additionally, for fiscal 2018, Mr. Demetriou received $49,611 in dividend payments on unvested RSAs and RSUs at the time of vesting, $288 for basic life insurance premiums paid for by the Company, $2,140 for Mr. Demetriou’s spouse’s portion of airfare for a business trip and $884 for the associated tax gross-up, as well as $16,000 for financial planning assistance and $4,475 for an annual health assessment. For fiscal 2018, Mr. Berryman received $7,754 in dividend payments on unvested RSAs and RSUs at the time of vesting, $1,080 for basic life insurance premiums paid for by the Company, $12,299 for Mr. Berryman’s spouse’s portion of business travel and meals and $4,187 for the associated tax gross-up as well as $16,000 for financial planning assistance and $5,058 for an annual health assessment. For fiscal 2018, Mr. Hagen received $3,457 in dividend payments on unvested RSAs and RSUs at the time of vesting, $945 for basic life insurance premiums paid for by the Company, $897 for Mr. Hagen’s spouse’s portion of business travel and $289 for the associated tax gross-up, $16,000 for financial planning assistance and $4,000 for an annual health assessment and $80,110 cash-pay-out of accrued time off in excess of the Company’s limit. For fiscal 2018, Mr. Mandel received $4,267 in dividend payments on unvested RSAs and RSUs at the time of vesting, $1,037 for basic life insurance premiums paid for by the Company, $16,000 for financial planning assistance, $752 for Mr. Mandel’s spouse’s portion of airfare for a business trip and $283 for the associated tax gross-up and $75,064 cash-pay-out of accrued time off in excess of the Company’s limit, as well as $83,077 for selling unused paid time off. For fiscal 2018, Mr. Pragada, received $12,352 for dividend payments on unvested RSAs and RSUs at the time of vesting, $1,037 for basic life insurance premiums paid for by the Company, $1,904 for car rental and interim living related to his relocation to Dallas and $716 for the associated tax gross-up, and $16,000 for financial planning assistance and $4,835 for an annual health assessment.

Narrative Disclosure to Summary Compensation Table

Payment of Dividends and Dividend Equivalent Rights

In fiscal 2017, the Company commenced paying a quarterly cash dividend of $0.15 per share and continued this policy through fiscal 2018. Holders of RSAs are entitled to receive such cash dividends unless and until the holder forfeits the shares of common stock underlying the RSAs pursuant to the terms of the relevant award agreement.

With respect to RSUs, if the Company pays a cash dividend on its outstanding common stock, then each holder of RSUs is credited with a dollar amount equal to (i) the per-share cash dividend, multiplied by (ii) the total number of RSUs held by such individual on the record date for that dividend. These are referred to as Dividend Equivalents. Dividend Equivalents vest on the same schedule as the RSU to which they relate and will be paid to the award holder in cash at the same time the share of common stock (or, in the case of cash-settled RSUs, the cash) underlying the RSU is delivered to the award holder.

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2018 Grants of Plan Based Awards

The table below summarizes all grants of plan based awards to the NEOs in fiscal 2018:

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)					All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Steven J. Demetriou	11/29/2017	-	-	-	-	-		-		55,529	-	-	3,599,945
	11/29/2017	-	-	-	20,824	41,648	(4)	83,296	(4)	-	-	-	2,700,040
	11/29/2017	-	-	-	20,824	41,648	(5)	83,296	(5)	-	-	-	2,700,040
		487,500	1,950,000	3,900,000
Kevin C. Berryman	11/29/2017	-	-	-	-	-		-		12,340	-	-	800,002
	11/29/2017	-	-	-	4,627	9,255	(4)	18,510	(4)	-	-	-	600,002
	11/29/2017	-	-	-	4,627	9,255	(5)	18,510	(5)	-	-	-	600,002
		187,500	750,000	1,500,000
Terence D. Hagen	11/29/2017	-	-	-	-	-		-		10,335	-	-	670,018
	11/29/2017	-	-	-	3,875	7,751	(4)	15,502	(4)	-	-	-	502,497
	11/29/2017	-	-	-	3,875	7,751	(5)	15,502	(5)	-	-	-	502,497
		168,750	675,000	1,350,000
Joseph G. Mandel	11/29/2017	-	-	-	-	-		-		26,223	-	-	1,700,037
		187,500	750,000	1,500,000
			1,000,000	2,000,000
Robert V. Pragada	11/29/2017	-	-	-	-	-		-		10,489	-	-	680,002
	11/29/2017	-	-	-	3,933	7,867	(4)	15,734	(4)	-	-	-	510,018
	11/29/2017	-	-	-	3,933	7,867	(5)	15,734	(5)	-	-	-	510,018
		180,000	720,000	1,440,000

(1)

Amounts represent the 2018 projected award under the Management Incentive Plan (or MIP) based on the Company’s internal plan at the start of fiscal 2018. With respect to Mr. Mandel, the amount also includes an incentive arrangement based on the net cost synergies related to the CH2M acquisition. See “Compensation Discussion and Analysis—Compensation Elements—Short-Term Incentives” above for a description of the MIP and the manner in which bonuses are computed as well as Mr. Mandel’s additional incentive arrangement.

(2)	Amounts represent the threshold, target and maximum payout shares of awards of PSUs granted under the Stock Incentive Plan in fiscal 2018.
(3)	Represents the RSUs granted under the Stock Incentive Plan.
(4)

Represents the threshold, target and maximum payout shares of the grants of the EPS Based Awards that each NEO could earn under the Stock Incentive Plan. The number of shares ultimately issued, which could be greater or less than target, will be based on achieving specific performance conditions. Please refer to “Compensation Discussion and Analysis—Compensation Elements—Equity Based Compensation—Fiscal 2018 Equity Awards—EPS Based Awards” for a discussion of how the number of shares ultimately issued will be determined.

(5)

Represents the threshold, target and maximum payout shares of the grants of the ROIC Based Award that each NEO could earn under the Stock Incentive Plan. number of shares ultimately issued, which could be greater or less than target, will be based on achieving specific performance conditions. Please refer to “Compensation Discussion and Analysis—Compensation Elements—Equity Based Compensation—Fiscal 2018 Equity Awards” for a discussion of how the number of shares ultimately issued will be determined.

(6)

Represents the grant date fair value of RSUs and PSUs granted (assuming target level of shares) under the Stock Incentive Plan computed in accordance with FASB ASC Topic 718. The grant date fair value for the November 29, 2017, award was $64.83. Please refer to Note 2, Significant Accounting Policies, of Notes to Consolidated Financial Statements included in the Company’s 2018 Annual Report on Form 10-K for a discussion of the assumptions used to calculate these amounts. See “—Narrative Disclosure to Summary Compensation Table and 2018 Grants of Plan Based Awards Table—Payment of Dividends and Dividend Equivalent Rights” below and “Compensation Discussion and Analysis—Compensation Elements—Equity-Based Compensation—Dividend Equivalents” for more information regarding Dividend Equivalents.

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Outstanding Equity Awards of NEOs at 2018 Fiscal Year-End

		Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options(1)		Option Exercise Price ($)(2)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)(3)	Market Value Of Shares Or Units Of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units Or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market Or Payout Value Of Unearned Shares, Units Or Other Rights That Have Not Vested (#)(6)
	Grant Date	Exercisable #	Unexercisable #
Steven J. Demetriou	8/17/2015	76,694	25,565	43.94	8/17/2025				-
	11/19/2015	49,369	49,370	42.74	11/19/2025	14,975	1,145,588	44,923	6,873,219
	11/19/2015							44,923	5,154,914
	11/16/2016					38,377	2,935,841	38,377	5,871,681
	11/16/2016							38,377	5,871,681
	11/29/2017					55,529	4,247,969	41,648	6,372,144
	11/29/2017							41,648	6,372,144
Kevin C. Berryman	12/30/2014	43,000	6,000	45.16	12/30/2024				-
	5/28/2015	12,750	4,250	43.34	5/28/2025
	11/19/2015	12,342	12,343	42.74	11/19/2025	3,744	286,416	11,231	1,718,343
	11/19/2015							11,231	1,288,757
	11/16/2016					8,700	665,550	8,699	1,330,947
	11/16/2016							8,699	1,330,947
	11/29/2017					12,340	944,010	9,255	1,416,015
	11/29/2017							9,255	1,416,015
Terence D. Hagen	5/23/2013	12,000		55.00	5/23/2023		-
	5/22/2014	9,000		53.17	5/22/2024
	6/8/2015	12,750	4,250	42.65	6/8/2025
	11/19/2015	9,642	9,643	42.74	11/19/2025	2,925	223,763	8,774	1,342,422
	11/19/2015							8,774	1,006,817
	11/16/2016					7,420	567,630	7,420	1,135,260
	11/16/2016							7,420	1,135,260
	11/29/2017					10,335	790,628	7,751	1,185,903
	11/29/2017							7,751	1,185,903
Joseph G. Mandel	3/24/2011	40,000		48.56	3/24/2021
	5/24/2012	36,000		37.03	5/24/2022
	5/23/2013	36,000		55.00	5/23/2023
	5/22/2014	24,000		53.17	5/22/2024
	12/19/2014	25,000		43.25	12/19/2024
	5/28/2015	12,750	4,250	43.34	5/28/2025
	11/19/2015	12,342	12,343	42.74	11/19/2025	3,744	286,416	11,231	1,718,343
	11/19/2015							11,231	1,288.757
	11/16/2016					8,700	665,550	8,699	1,330,947
	11/16/2016							8,699	1,330,947
	11/29/2017					26,223	2,006,060
Robert V. Pragada	2/1/2016	10,693	10,694	39.13	2/1/2026	16,101	1,231,727	9,967	1,524,951
	2/1/2016							9,967	1,143,713
	11/16/2016					7,420	567,630	7,420	1,135,260
	11/16/2016							7,420	1,135,260
	11/29/2017					10,489	802,409	7,867	1,203,651
	11/29/2017							7,867	1,203,651

(1)	All stock options have a total term of ten years from the date of grant and all remaining unvested option grants vest at the rate of 25% per year beginning on the first anniversary of the grant date.
(2)

All outstanding stock options were granted under the Stock Incentive Plan with an exercise price equal to the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on the grant date.

(3)

Represents the number of unvested shares of restricted stock and RSUs granted under the Stock Incentive Plan. The RSAs and RSUs vest ratably over four years, except for the RSUs granted to Mr. Mandel in 2018, which vest ratably over two years, beginning on the first anniversary of the grant date. RSU grants are accompanied by dividend equivalent rights, that accumulate and vest on the same schedule as the RSU to which they relate and will be paid to the award holder in cash at the same time the share of common stock underlying the RSU is delivered to the award holder. RSA grants are entitled to receive cash dividends unless and until the holder forfeits the shares of common stock underlying the RSAs, pursuant to the terms of the relevant award agreement.

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(4)

The market value of outstanding awards of restricted stock and RSUs is computed using the closing price of the Company’s common stock as quoted by the NYSE Composite Price History at September 28, 2018, which was $76.50.

(5)

Represents the number of unvested target shares of PSUs (TSR Based Awards, EPS Based Awards, and ROIC Based Awards) granted under the Stock Incentive Plan. The awards of PSUs vest based on performance at the expiration of three years from the grant date.

(6)

The market value of outstanding PSUs (TSR Based Awards, EPS Based Awards, Net Earnings Based Awards and ROIC Based Awards) was computed by using $76.50, the closing price of the Company’s common stock as quoted by the NYSE Composite Price History at September 28, 2018.

Option Exercises and Stock Vested in Fiscal 2018

The following table provides information on stock options that were exercised and on restricted stock that vested in fiscal 2018 for our NEOs:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Steven J. Demetriou	-	-	81,808	5,612,869
Kevin C. Berryman	-	-	33,038	2,154,600
Terence D. Hagen	-	-	8,952	567,797
Joseph G. Mandel	-	-	9,787	617,476
Robert V. Pragada	-	-	10,523	720,510

(1)

Value is based on the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History on the vesting date. Includes the value of dividends paid in cash related to unvested shares of restricted stock and RSUs at the time of vesting.

Non-qualified Deferred Compensation

As described above, employees, including NEOs, meeting certain compensation minimums may elect to participate in the Company’s executive deferral plans (or EDPs) whereby a portion of salary and bonus (including equity compensation) is deferred and paid to the employee at some future date. The EDPs are non-qualified deferred compensation programs that provide benefits payable to directors, officers, and certain key employees or their designated beneficiaries at specified future dates, and upon retirement or death. Participant contributions are credited with earnings and losses based upon the actual experience of the deemed investments selected by participants.

For the EDPs in which the NEOs participate (the “Variable Plans”), accounts are credited (or debited) based on the actual earnings (or losses) of the deemed investments selected by the individual participants. Participation in the EDPs is voluntary. All EDPs operate under a single trust. Although there are certain change in control features within the EDPs, no benefit enhancements occur upon a change in control. The investment options are notional and used for measurement purposes only. The NEOs do not own any units in the actual funds. In general, the investment options consist of a number of mutual and index funds comprising stocks, bonds, and money market accounts.

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The following table shows the EDP account activity during fiscal 2018 for the NEOs. Prior to fiscal 2018, executive officers were only permitted to defer salary and cash bonus amounts. Beginning in fiscal 2018, executive officers could also defer equity awards.

Name	Deferred Compensation Plan	Executive Contributions During Last Fiscal Year ($)(1)	Registrant Contributions During Last Fiscal Year ($)	Aggregate Earnings During Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions During Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Steven J. Demetriou	Variable Plans	—	—	22,913	—	345,380
Kevin C. Berryman	Variable Plans	82,211	—	25,920	—	454,058
Terence D. Hagen	Variable Plans	—	—	1,052	—	45,322
Joseph G. Mandel	Variable Plans	—	—	208,027	(50,331)	2,352,142
Robert V. Pragada	Variable Plans	—	—	—	—	—

(1)	All executive contributions are included in the Summary Compensation Table under the “Salary” and “Non-Equity Incentive Plan Compensation” columns.
(2)	Earnings are included in the Summary Compensation Table to the extent they exceed 120% of the IRS prescribed applicable federal rate.
(3)

Balances at the end of the fiscal year consist of (i) salary and bonus deferrals made by the executive over time, beginning when the executive first joined the plan, plus (ii) all earnings and losses credited on all deferrals, less (iii) all pre-retirement distributions, if any, taken by the executive since the executive first joined the plan. Mr. Hagen’s aggregate balance includes a value of $19,296 under a deferral plan that was not reflected in last year’s proxy statement due to administrative oversight.

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Compensation Under Various Termination Scenarios

The following table quantifies the estimated severance and benefits payable to the NEOs as a result of the following terminations of employment in fiscal 2018: (i) termination in connection with a change in control, (ii) termination due to death or disability, (iii) retirement approved by the Compensation Committee, and (iv) involuntary termination without cause.

	Change In Control ($)	Death or Disability ($)	Approved Retirement ($)(5)	Involuntary Termination Without Cause ($)
Steven J. Demetriou
Non-Equity Incentive Compensation(1)	2,669,990	1,950,000		-
Unvested In-The-Money Stock Options(2)	2,499,128	2,499,128		-
Unvested Stock Awards(3)	8,329,397	8,329,397		2,123,984
Unvested Performance Share Units(4)	16,036,433	32,817,190		3,520,072
Severance Benefits(6)	8,513,514	-		6,864,635
Total	38,048,461	45,595,714		12,508,692
Kevin C. Berryman
Non-Equity Incentive Compensation(1)	1,026,919	750,000		-
Unvested In-The-Money Stock Options(2)	745,670	745,670		-
Unvested Stock Awards(3)	1,895,976	1,895,976		472,005
Unvested Performance Share Units(4)	3,858,775	7,615,265		782,229
Severance Benefits(6)	2,280,176	-		2,280,176
Total	9,807,515	11,006,911		3,534,410
Terence Hagen
Non-Equity Incentive Compensation(1)	926,303	675,000		-
Unvested In-The-Money Stock Options(2)	399,635	399,635		-
Unvested Stock Awards(3)	1,582,020	1,582,020		395,314
Unvested Performance Share Units(4)	3,104,778	6,272,465		655,111
Severance Benefits(6)	2,061,547	-		2,061,547
Total	8,074,283	8,929,120		3,111,972
Joseph G. Mandel
Non-Equity Incentive Compensation(1)	3,026,919	1,750,000
Unvested In-The-Money Stock Options(2)	557,630	557,630
Unvested Stock Awards(3)	2,958,026	2,958,026		1,003,030
Unvested Performance Share Units(4)	3,384,410	4,783,235
Severance and COBRA Benefits(6)	3,281,757	-		765,757
Total	13,208,741	10,048,890		1,768,787
Robert V. Pragada
Non-Equity Incentive Compensation(1)	983,118	720,000		-
Unvested In-The-Money Stock Options(2)	399,635	399,635		-
Unvested Stock Awards(3)	2,601,765	2,601,765		401,204
Unvested Performance Share Units(4)	3,376,212	6,573,449		664,916
Severance Benefits(6)	2,196,547	-		2,196,547
Total	9,557,277	10,294,849		3,262,667

(1)	The amount of unpaid incentive compensation that would be paid as of September 28, 2018.
(2)

The amount that would be earned related to unvested in-the-money options as of September 28, 2018. Value is based on the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History at September 28, 2018 of $76.50, minus the cost of the option (i.e., the exercise price).

(3)

The amount that would be earned related to unvested restricted stock awards as of September 28, 2018. Value is computed by using the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History at September 28, 2018 of $76.50.

(4)

The amount that would be earned related to unvested shares of PSUs as of September 28, 2018. Upon a change in control, the target shares awarded is based on actual performance as of the last day of the fiscal year. Upon death or disability, the target shares awarded is based upon the projected payment at the end of the vesting period. Upon involuntary termination without cause, the target shares awarded is based upon projected payment at the end of the vesting period but prorated to the last day of the fiscal year. The amount reported is based on multiplying the relevant performance multiplier (described above) of each award by the target shares awarded, multiplied by the closing price of a share of the Company’s common stock as quoted by the NYSE Composite Price History at September 28, 2018 of $76.50.

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(5)	None of the NEO’s qualify for “Retirement” benefits.
(6)

In the event of a qualifying involuntary termination of employment unrelated to a change in control, all NEO’s (with the exception of Mr. Mandel who is covered by an employment agreement) receive the following benefits under the Executive Severance Plan: (i) a cash payment equal to 1.5 times (for the CEO) or 1 times (for the other NEOs and covered executives) the sum of the participant’s (x) base salary and (y) target annual incentive award; and (ii) a cash payment equal to 1.5 times (for the CEO) or 1 times (for the other NEOs and covered executives) the sum of (x) the annual COBRA premium for continued participation in the Company’s group health plans and (y) the annual fee for continued receipt of financial advisory services. Their unvested and outstanding equity awards that are scheduled to vest within the nine month period following the date of termination will continue to vest in accordance with their original vesting schedule, but do not recognize any value for these at the time of separation.

Equity Compensation Plan Information

The following table presents certain information about our equity compensation plans as of September 28, 2018:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (Column A)	Weighted-average exercise price of outstanding options, warrants, and rights (Column B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A) (Column C)
Equity compensation plans approved by shareholders (1)	1,766,759	$45.53	5,631,371
Equity compensation plans not approved by shareholders	—	—	—
Total	1,766,759	$45.53	5,631,371

(1)

The number in Column A excludes purchase rights accruing under our two, broad-based, shareholder-approved employee stock purchase plans: the Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan, as amended and restated (the “ESPP”), and the Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan, as amended and restated (the “Global ESPP”). These plans give employees the right to purchase shares at an amount and price that are not determinable until the end of the specified purchase periods, which occur monthly. Our shareholders have authorized a total of 32.3 million shares of common stock to be issued through the ESPP and the Global ESPP. From the inception of the ESPP and the Global ESPP through September 28, 2018, a total of 28.0 million shares have been issued, leaving 4.3 million shares of common stock available for future issuance at that date.

Pay Ratio

The following table sets forth the ratio of our CEO’s total compensation to that of our median employee for fiscal 2018.

CEO total annual compensation	$13,051,363
Median Employee total annual compensation	$82,898
Ratio of CEO to Median Employee total annual compensation	157 to 1

SEC rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, as other companies may have utilized different methodologies and have different employment and compensation practices. The pay ratio above is a reasonable estimate calculated in a manner consistent with SEC rules as well as the methodology described below.

To determine the median employee, we used annual base compensation as the consistently applied compensation measure and selected July 1, 2018 as our measurement date. For full-time, salaried employees, annual base compensation was base salary, and for part-time, temporary and seasonal employees, it was hourly

2019 Proxy Statement |      55

rate multiplied by hours worked. We annualized salaries and wages for our full and part-time employees who were not employed for the full year. For purposes of this disclosure, we used the U.S. dollar equivalent of the local currency, based on the average exchange rate for the three months period ended June 30, 2018 for each such foreign currency. Using this methodology, we determined that our median employee was a full-time, salaried employee located in Canada. After identifying the median employee, we calculated such median employee’s total annual compensation in the same manner as we calculated our CEO’s total annual compensation in the Summary Compensation Table on page 48.

As permitted by SEC rules, we excluded all non-U.S. employees in each of the following countries in determining our median employee: Argentina (355), Armenia (16), Bahrain (31), Brazil (126), China (331), Columbia (1), Costa Rica (4), Denmark (6), Finland (12), France (44), Greece (2), Guatemala (4), Indonesia (43), Iraq (2), Israel (2), Italy (251), Japan (2), Kazakhstan (23), Kenya (1), Korea, Republic of (69), Kuwait (13), Liberia (2), Luxembourg (2), Malaysia (324), Mexico (300), Morocco (58), Norway (5), Oman (116), Panama (7), Peru (30), Philippines (208), Qatar (270), Romania (25), Russia (270), Saint Helena (3), Saint Lucia (1), South Africa (220), Spain (140), Sweden (96), Switzerland (90), Taiwan (6), Thailand (49), Trinidad and Tobago (9) and Uganda (1). In aggregate, we excluded a total of 3,570 employees from 44 countries, representing less than 5% of the Company’s total workforce of approximately 74,750 people on July 1, 2018.

56      | 2019 Proxy Statement

PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF

ERNST & YOUNG LLP

What are you voting on?

The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young” or “EY”) to audit the consolidated financial statements of the Company as of September 27, 2019, and for the fiscal year then ended. At the Annual Meeting, shareholders will be asked to ratify the appointment of Ernst & Young.

The Audit Committee’s decision to re-appoint our independent auditor was based on the following considerations:

•   The quality and performance of the lead audit partner and the overall engagement team;

•   Ernst & Young’s knowledge of the industries and markets in which the Company operates;

•   Ernst & Young’s knowledge of the Company’s operations;

•   Ernst & Young’s global capabilities and technical expertise;

•   Ernst & Young’s independence and objectivity; and

•   The potential impact of rotating to another independent audit firm.

The Company is not required to submit the selection of the independent registered public accounting firm to shareholders for approval, but is doing so as a matter of good corporate governance. If the appointment of Ernst & Young is not ratified by a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting, then the Audit Committee will consider the appointment of other independent auditors whose selection for any period subsequent to the Annual Meeting will be subject to ratification by the shareholders at the 2020 annual meeting.

Representatives of EY are expected to attend the Annual Meeting, will have an opportunity to make a statement and are expected to be available to respond to appropriate questions.

What is the Vote Required?

The affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote is necessary to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending September 27, 2019.

Abstentions have the same effect as a vote against the proposal.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending September 27, 2019.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee hereby reports as follows:

1.

Management has primary responsibility for the accuracy and fairness of the Company’s consolidated financial statements as well as the processes employed to prepare the financial statements, and the system of internal control over financial reporting.

2.

The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the Company’s accounting, financial reporting, financial practices, and system of internal controls. As part of its oversight role, the Audit Committee has reviewed and discussed with the Company’s management the Company’s audited consolidated financial statements included in its 2018 Annual Report on Form 10-K.

3.

The Audit Committee has discussed with the Company’s internal auditors and the Company’s independent registered public accounting firm, Ernst & Young, the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and Ernst & Young, separately and together, with and without management present, to discuss the Company’s financial reporting processes and system of internal control over financial reporting in addition to those matters required to be discussed with the independent auditors under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

4.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young their independence.

5.

The Audit Committee has adopted pre-approval policies and procedures for certain audit and non-audit services which Ernst & Young provides. In developing these policies and procedures, the Audit Committee considered the need to ensure the independence of Ernst & Young while recognizing that in certain situations Ernst & Young may possess both the technical expertise and knowledge of the Company to best advise the Company on issues and matters in addition to accounting and auditing. The policies and procedures adopted by the Audit Committee allow the general pre-approval by the Audit Committee of certain services, such as audit-related services (which include providing accounting and auditing consultation and due diligence services), and tax services (which include general tax compliance, tax research, and planning services), without a specific, case-by-case consideration of each of the services to be performed by Ernst & Young. The policies and procedures require that any other service, including the annual audit services and any other attestation service, be expressly and specifically approved by the Audit Committee prior to such services being performed by Ernst & Young. In addition, any proposed services exceeding the general pre-approved cost levels or budgeted amounts require specific pre-approval by the Audit Committee. The Audit Committee considers whether all pre-approved services are consistent with the SEC’s rules and regulations on auditor independence.

6.

Based on the review and discussions referred to in paragraphs (1) through (5) above, the Audit Committee recommended to the Board of Directors and the Board of Directors has approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2018, for filing with the SEC.

Joseph R. Bronson, Chair

Dawne S. Hickton

Robert A. McNamara

Christopher M.T. Thompson

Barry L. Williams

58      | 2019 Proxy Statement

AUDIT AND NON-AUDIT FEES

Set forth below are the fees for services rendered by our independent registered public accounting firm, Ernst & Young, for the fiscal periods indicated, all of which were approved by the Audit Committee pursuant to the approval policies under “Report of the Audit Committee” described above.

Type of Fees	Description	2018	2017

Audit Fees

Consist of fees for professional services provided in connection with the annual audit of the Company’s consolidated financial statements; the reviews of the Company’s quarterly financial statements included in the Company’s reports on Form 10-Q; the rendering of an opinion pursuant to Section 404 of the Sarbanes-Oxley Act of 2002; and the services that an independent auditor would customarily provide in connection with audits of the Company’s subsidiaries, other regulatory filings, and similar engagements for each fiscal year shown, such as attest services, consents, and reviews of documents filed with the SEC.

		$10,652,144	$7,096,997

Audit-Related Fees

Consist of fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements not reported under “Audit Fees” above, including fees for the performance of audits and attest services not required by statute or regulations; audits of the Company’s employee benefit plans; due diligence activities related to mergers, acquisitions, and investments; contractor’s license compliance procedures; and accounting consultations about future accounting standards to be adopted and the application of generally accepted accounting principles to proposed transactions.

		$973,648	$1,384,492

Tax Fees	Consist of fees for tax compliance, tax planning, and tax advice. Corporate tax services provided encompass a variety of permissible services, including technical tax advice related to U.S. and international tax matters; assistance with foreign income and withholding tax matters; assistance with sales tax, value added tax, and equivalent tax related matters in local jurisdictions; preparation of reports to comply with local tax authority transfer pricing documentation requirements; and assistance with tax audits.	$2,336,522	$1,932,029

Total		$13,962,314	$10,413,518

What our Audit Committee considered when engaging Ernst & Young for fiscal 2019:

✓	EY’s independence and integrity

✓	EY’s competence and its compliance with regulations

✓	The business acumen, value-added benefit, continuity and consistency, and technical and core competency provided by the engagement team

✓	The effectiveness of EY’s processes, including its quality control, timeliness and responsiveness, and communication and interaction with management

✓	EY’s efforts toward efficiency, including with respect to process improvements and fees

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SECURITY OWNERSHIP

The following tables, based in part upon information supplied by officers and directors and certain shareholders, sets forth certain information regarding the ownership of the Company’s common stock as November 27, 2018 by (1) all those persons known by the Company to be beneficial owners of more than five percent of the outstanding shares of common stock, (2) each director and nominee for director, (3) each NEO, and (4) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of these shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Security Ownership of Certain Beneficial Owners

Name and Address	Amount and Nature of Ownership of Beneficial Ownership		Percentage of Class (1)
State Street Corporation	13,623,233	(2)	9.6%
State Street Financial Center One Lincoln Street Boston, MA 02111
The Vanguard Group	12,200,143	(3)	8.6%
100 Vanguard Blvd. Malvern, PA 19355
PRIMECAP Management Company	8,197,422	(4)	5.8%
177 E. Colorado Blvd., 11th Floor Pasadena, CA 91105
Blackrock, Inc.	8,139,258	(5)	5.7%
55 East 52nd Street New York, NY 10055

(1)	Calculated based on 142,335,347 shares of common stock outstanding as of the Record Date.
(2)	Based solely on the information set forth in a Schedule 13G/A filed by State Street on February 14, 2018. Based on such filing, State Street has shared voting power with respect to all of the shares.
(3)

Based solely on the information set forth in a Schedule 13G/A filed by The Vanguard Group Inc. with the SEC on February 9, 2018. Based on such filing, The Vanguard Group Inc. has sole voting power with respect to 168,553 shares, shared voting power with respect to 26,836 shares, sole dispositive power with respect to 12,010,364 shares, and shared dispositive power with respect to 189,779 shares.

(4)

Based solely on the information set forth in a Schedule 13G/A filed by PRIMECAP Management Company with the SEC on February 27, 2018. Based on such filing, PRIMECAP Management Company has sole voting power with respect to 4,278,038 shares and sole dispositive power with respect to all of the shares.

(5)

Based solely on the information set forth in a Schedule 13G/A filed by Blackrock, Inc. on January 25, 2018. Based on such filing, Blackrock, Inc. has sole voting power with respect to 7,169,673 shares and sole dispositive power with respect to all of the shares.

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Security Ownership of Directors, Nominees, and Management

Name	Number of Shares of Common Stock	Number of Shares of Common Stock Relating to Unexercised Stock Options (1)	Total Number of Shares Beneficially Owned	Percent of Class (2)
Non-Management Directors: (3)
Joseph R. Bronson	29,158	5,250	34,408	*
Juan José Suárez Coppel	9,113	11,875	20,988	*
Robert C. Davidson, Jr.	28,618	21,875	50,493	*
General Ralph E. Eberhart	11,318	15,375	26,693	*
Dawne S. Hickton	9,618	4,750	14,368	*
Linda Fayne Levinson	48,318	24,375	72,693	*
Robert A. McNamara	4,759	0	4,759	*
Peter J. Robertson (4)	26,318	25,875	52,193	*
Christopher M.T. Thompson (5)	25,318	15,375	40,693	*
Barry L. Williams	23,996	0	23,996	*
Named Executive Officers:
Steven J. Demetriou	181,386	150,748	332,134	*
Kevin C. Berryman	89,733	74,263	163,996	*
Terence D. Hagen	44,636	48,213	92,849	*
Joseph G. Mandel	63,366	192,263	255,629	*
Robert V. Pragada	49,398	10,693	60,091	*
All directors and executive officers as a group	678,569	635,986	1,314,555	*

* Less than 1%

(1)	Includes only those unexercised options that are exercisable, or will become exercisable within 60 days of the Record Date.
(2)

Calculated based on 142,335,347 shares of common stock outstanding as of the Record Date and the relevant number of shares of common stock issuable upon exercise of stock options which are exercisable or will be exercisable within 60 days of the Record Date.

(3)	For non-management directors, includes common stock that has vested but will not distribute until such director retires or otherwise leaves the Board.
(4)	Mr. Robertson shares voting and dispositive power with his spouse as to 12,000 shares that are held in a living trust.
(5)	Mr. Thompson shares voting and dispositive power with his spouse as to 10,000 shares that are held in a living trust.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.

To the Company’s knowledge, based solely on a review of the copies of such filings on file with the Company and written representations from its directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s directors, officers and greater-than-ten-percent beneficial owners were complied with on a timely basis during fiscal 2018.

EXECUTIVE OFFICERS

For information about the executive officers of the Company, see Part I, Item 1 — Business in the Company’s 2018 Annual Report on Form 10-K.

SHAREHOLDERS’ PROPOSALS

Only shareholders meeting certain criteria outlined in the Company’s Bylaws are eligible to submit nominations for election to the Board of Directors or to bring other proper business before an annual meeting. Under the Company’s Bylaws, shareholders who wish to nominate persons for election to the Board of Directors or bring other proper business before an annual meeting must give proper notice to the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, notices regarding nominations of persons for election to the Board of Directors and other proper business for consideration at the 2020 annual meeting of shareholders must be submitted to the Company no earlier than September 18, 2019 and no later than October 18, 2019. Notices regarding nominations and other proper business must include certain information concerning the nominee or the proposal and the proponent’s ownership of common stock of the Company, in each case as set forth in the Company’s Bylaws. Nominations or other proposals not meeting these requirements will not be entertained at the annual meeting. The Secretary of the Company should be contacted in writing at the address on the first page of this Proxy Statement to submit a nomination or bring other proper business or to obtain additional information as to the proper form of a nomination.

In order to be included in the Company’s Proxy Statement and form of proxy relating to the 2020 annual meeting, proposals of shareholders must be received by the Secretary of the Company no later than August 7, 2019. If timely notice of a shareholder proposal is not received by the Company, then the proxies named on the proxy cards distributed by the Company for the annual meeting may use the discretionary voting authority granted to them by the proxy cards if the proposal is raised at the annual meeting, whether or not there is any discussion of the matter in the Proxy Statement. The 2020 annual meeting of shareholders is currently expected to be held on Wednesday, January 15, 2020.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Nominating and Corporate Governance Committee is responsible for the review, approval, or ratification of “related-person transactions” involving the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, executive officer, nominee for director, or 5% shareholder of the Company, and their immediate family members. The Company has adopted written policies and procedures that apply to any transaction or series of transactions in which the Company or a subsidiary is a participant, in which the amount involved exceeds $100,000, and a related person has a direct or indirect material interest.

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The Nominating and Corporate Governance Committee has determined that each of the following transactions shall be deemed to be pre-approved under the Company’s policies and procedures referenced above:

•

any transaction with another company for which a related person’s only relationship is as an employee (other than as an executive officer) if the amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue;

•

any charitable contribution, grant, or endowment by the Company to a charitable organization, foundation, or university for which a related person’s only relationship is as an employee (other than as an executive officer) or a director, if the amount involved does not exceed the greater of $1 million or 2% of the charitable organization’s total annual receipts;

•	compensation to executive officers determined by the Compensation Committee;
•	compensation to directors as reported in the Company’s proxy statement;
•	transactions in which all security holders receive proportional benefits; and
•	transactions where the rates or charges involved are determined by competitive bids.

Any transaction involving related persons that exceeds $100,000 and that does not fall within the categories described above is presented to the Nominating and Corporate Governance Committee for review. The Committee determines whether the related person has a direct or indirect material interest in the transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion. In determining whether to approve or ratify the transaction, the Nominating and Corporate Governance Committee takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you provide us with contrary instructions. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, or if you are receiving multiple copies of such proxy materials and wish to receive only one set, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Promptly upon receiving a written or oral request, a separate copy of the proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to you. Requests in writing should be addressed to the address below. Requests may also be made by calling (214) 638-0145.

Jacobs Engineering Group Inc.

Attention: Investor Relations

1999 Bryan Street, Suite 1200

Dallas, Texas, 75201

2019 Proxy Statement |      63

ANNUAL REPORT, FINANCIAL AND ADDITIONAL INFORMATION

The Company’s annual audited financial statements and review of operations for fiscal 2018 can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2018. A copy of the 2018 Form 10-K is being made available to each shareholder of record on the Record Date concurrently with this Proxy Statement. You can access a copy of our 2018 Annual Report on Form 10-K on the secure website disclosed in both the Notice of Internet Availability of Proxy Materials you received and in this Proxy Statement as well as on the Company’s website at www.jacobs.com. The Company will furnish without charge a copy of the 2018 Form 10-K, including the financial statements and any schedules thereto, to any person following the instructions for requesting written copies of the proxy materials as set forth in the Notice of Internet Availability of Proxy Materials or to any person requesting in writing and stating that he or she was the beneficial owner of the Company’s common stock on November 23, 2018. The Company will also furnish copies of any exhibits to the 2018 Form 10-K to eligible persons requesting exhibits at a cost of $0.50 per page, paid in advance. The Company will indicate the number of pages to be charged for upon written inquiry. Requests should be addressed to:

Jacobs Engineering Group Inc.

Attention: Investor Relations

1999 Bryan Street, Suite 1200

Dallas, Texas, 75201

OTHER BUSINESS

The Board of Directors does not intend to present any other business for action at the Annual Meeting and does not know of any business intended to be presented by others.

Michael R. Tyler

Senior Vice President, General Counsel and Secretary

Dallas, Texas

December 5, 2018

64      | 2019 Proxy Statement

JACOBS ENGINEERING GROUP INC.

1999 BRYAN STREET

SUITE 1200

DALLAS, TX 75201

There are three ways to vote your proxy.

Your telephone or Internet vote authorizes the proxies named on the reverse side to vote the shares held in this account in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on Tuesday, January 15, 2019 for shares held directly and by 11:59 p.m. Eastern Time on Friday, January 11, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on Tuesday, January 15, 2019 for shares held directly and by 11:59 p.m. Eastern Time on Friday, January 11, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E53450-P15232	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JACOBS ENGINEERING GROUP INC.

The Board of Directors recommends a vote FOR each Nominee for Director and FOR Proposals 2 and 3.
1.	Election of Directors
	Nominees:	For	Against	Abstain

	1a. Joseph R. Bronson	☐	☐	☐

	1b. Juan José Suárez Coppel	☐	☐	☐			For	Against	Abstain

	1c. Robert C. Davidson, Jr.	☐	☐	☐	2.	Advisory vote to approve the Company’s executive compensation.	☐	☐	☐
	1d. Steven J. Demetriou	☐	☐	☐
	1e. General Ralph E. Eberhart	☐	☐	☐	3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.	☐	☐	☐
	1f. Dawne S. Hickton	☐	☐	☐
	1g. Linda Fayne Levinson	☐	☐	☐

	1h. Robert A. McNamara	☐	☐	☐

	1i. Peter J. Robertson	☐	☐	☐

	1j. Christopher M.T. Thompson	☐	☐	☐

	1k. Barry L. Williams	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH DIRECTOR NOMINEE AND FOR PROPOSALS 2 AND 3.

Please sign as your name(s) appear(s) on this proxy. If held in joint tenancy, all holders must sign. Trustees, administrators, etc. should include their title and authority. Corporations should provide the full name of the corporation and of the authorized officer signing this proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

JACOBS ENGINEERING GROUP INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, January 16, 2019

4:30 PM CT

1999 Bryan Street

First Floor

Dallas, Texas 75201

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E53451-P15232

Jacobs Engineering Group Inc.

1999 Bryan Street, Suite 1200                                                                                                                                                      proxy

Dallas, Texas 75201

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on January 16, 2019.

The shares of stock held in this account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” the persons nominated as directors by the Board of Directors, “FOR” Proposals 2 and 3, and in the discretion of the proxies named below with respect to any other matters that may properly come before the Annual Meeting and all adjournments and postponements thereof.

By signing the proxy, you revoke all prior proxies and appoint Steven J. Demetriou, Kevin C. Berryman and Michael R. Tyler, and each of them, as proxies, each with full power of substitution, to vote the shares held in this account on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof.

Retirement Savings Plan Participants. This card also constitutes voting instructions by the undersigned participant to the trustee of the CH2M HILL Retirement and Tax-Deferred Savings Plan (“Plan”) for all shares votable by the undersigned Plan participant. The undersigned on the reverse side of this card authorizes and instructs Fidelity, as trustee of the Plan (“Trustee”), to vote all shares of the common stock of Jacobs Engineering Group Inc. allocated to the undersigned’s account under the Plan (as shown on the reverse side) at the 2019 annual meeting of shareholders, or at any adjournment thereof, in accordance with the instructions on the reverse side. The Trustee will vote the shares credited to your account in accordance with your instructions, provided the Trustee determines it can do so in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”). Pursuant to ERISA, the Trustee would only be prevented from voting the shares credited to your account in accordance with your instructions if the independent fiduciary of the Plan, State Street Global Advisors (“SSGA”), deems that following the instructions would be a violation of the trustee’s fiduciary duties. Your voting instructions must be received by January 11, 2018 at 11:59 p.m. eastern time. If you do not provide voting instructions or if your instructions are not received in a timely manner, SSGA will direct the Trustee, in SSGA’s discretion, how to vote your shares. All voting instructions for shares held in the Plan shall be confidential.

If you vote by Phone or Internet, please do not mail your Proxy Card.

See reverse for voting instructions.